SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 27, 2005

To the Shareholders of

Millipore Corporation

The Annual Meeting of Shareholders of Millipore Corporation (“Millipore”) for 2005 will be held at the Wyndham Billerica Hotel, 270 Concord Road, Billerica, Massachusetts 01821 on Wednesday, April 27, 2005 at 10:00 a.m. local time, for the following purposes:

1.	To elect for a three-year term (expiring in 2008) the three Class III Directors; and

2.	To consider and act upon a proposal to adopt amendments to the Millipore Corporation 1999 Stock Incentive Plan to increase the number of shares available for grant under such plan by 1,650,000, and to make such other amendments as described in the accompanying proxy statement.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Shareholders of record on the books of Millipore at the close of business on March 4, 2005, will be entitled to receive notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors
Jeffrey Rudin, Secretary

Billerica, Massachusetts

March 23, 2005

Whether or not you expect to attend the Annual Meeting in person, please complete, sign and return the enclosed Proxy promptly to assure your representation at the meeting.

MILLIPORE CORPORATION

290 Concord Road

Billerica, Massachusetts 01821

978 715-4321

PROXY STATEMENT

This Proxy Statement is being furnished to shareholders of Millipore Corporation (hereinafter “Millipore” or the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Millipore, and at any adjournments thereof. The meeting will be held at the Wyndham Billerica Hotel, 270 Concord Road, Billerica, Massachusetts 01821 on Wednesday, April 27, 2005 at 10:00 a.m. This solicitation of proxies is being made on behalf of Millipore by its Board of Directors. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 23, 2005.

The Board of Directors of Millipore has fixed the close of business on March 4, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of March 4, 2005 there were approximately 49,885,000 shares of Millipore Common Stock issued, outstanding and entitled to vote. Each shareholder is entitled to one vote per share of Common Stock held by such shareholder on each matter submitted to a vote.

All properly executed proxies will be voted at the meeting in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the persons named on the accompanying proxy to vote FOR the election of the nominees for Directors listed below, FOR Item 2 in the accompanying Notice of Meeting, and otherwise in the discretion of the proxies. A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted at the meeting by filing with the Secretary of Millipore an instrument revoking it, by submitting a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at a meeting will not, in and of itself, constitute revocation of a proxy.

Millipore will bear the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the Directors, officers and employees of Millipore, without additional compensation to them. Millipore’s Transfer Agent, American Stock Transfer & Trust Company (“American Stock Transfer”) has agreed to distribute proxy material; solicit proxies from brokerage houses, custodians, nominees and other fiduciaries and to provide for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons at no additional charge to Millipore other than monies reimbursed by American Stock Transfer to custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with the forwarding of solicitation materials in accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange.

CONFIDENTIAL VOTING POLICY

Millipore has in effect a Confidential Shareholder Voting Policy which is intended to encourage shareholders to cast votes on issues presented to them as shareholders without concern for the impact that their vote might have on their other relationships with Millipore, whether as employee, supplier, customer, or in any other capacity. The policy provides, among other matters, that Millipore will arrange for the tabulation of all shareholder votes by representatives of its transfer agent or by persons who are otherwise unaffiliated with Millipore and not in the employ of the Company. The persons who tabulate votes and who have custody of proxies, ballots and other voting materials have been instructed as to this policy of confidentiality and to handle all such materials (or to destroy them) in a way that does not reveal the identity and vote of any shareholder specifically, and have been asked to certify compliance with this policy at the completion of each meeting of shareholders.

Millipore’s Confidential Voting Policy does not interfere with the entitlement of its officers, employees and agents to seek the identity of those shareholders who have not voted for the purpose of encouraging them to do so.

In the event of a proxy contest, or the like, Millipore need not abide by its policy of confidentiality unless the opposition similarly agrees to do so.

Failure in any instance to conform to this policy shall not invalidate any ballot or proxy or otherwise affect any action taken by shareholders of Millipore.

Millipore has retained American Stock Transfer, its Transfer Agent, to tabulate the vote in connection with the matters to be acted upon at the Annual Meeting and has instructed American Stock Transfer as to the Company’s Confidential Shareholder Voting Policy.

The holders of a majority in interest of all stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. When any matter to be acted upon at the Annual Meeting requires, in accordance with the laws of the Commonwealth of Massachusetts, a favorable vote by shareholders who hold at least a majority of the Common Stock outstanding, both abstentions and broker “non votes” will be considered a vote “Against” the matter; when the matter to be acted upon requires only a favorable vote by shareholders who hold either a plurality or a majority of the shares present and eligible to vote at the meeting, abstentions will again be considered a vote “Against” the matter; but broker “non votes” will have no affect on the outcome, i.e., they will not be considered.

MANAGEMENT AND ELECTION OF DIRECTORS

Millipore’s By-laws provide for the division of the number of its Directors into three classes. The term of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term (except with respect to Directors being elected to fill vacancies). The Board of Directors has determined that all of its members, with the exception of Mr. Lunger in 2004 and Dr. Madaus in 2005, satisfy the requirements for an “independent” director as defined in the NYSE listing standards applicable to corporate governance. No member, except Mr. Lunger in 2004 and Dr. Madaus in 2005, has a material relationship with the Company. Dr. Scolnick resigned from Merck Research Laboratories in September 2004. Merck & Co. is a customer of the Company, but its purchases do not exceed the independence thresholds contained in the listing standards and this relationship does not, in the view of the Board, compromise Dr. Scolnick’s ability to be independent of management. Mr. Booth was President and Chief Operating Office of

MedImmune, Inc. prior to joining Millipore’s Board of Directors. MedImmune, Inc. is a customer of the Company, but its purchases do not exceed the independence thresholds contained in the listing standards and this relationship does not, in the view of the Board, compromise Mr. Booth’s ability to be independent of management.

Shareholders this year will be voting on the election of the three individuals identified as Class III Directors, whose terms will expire at the Annual Meeting of Shareholders in 2008. Mrs. Hendricks, currently a Class III Director, was elected as such at the 2002 Annual Meeting of Shareholders. Melvin D. Booth, was elected a Class III Director at the Board of Directors meeting on June 10, 2004 and Martin D. Madaus was elected President, Chief Executive Officer and a Class III Director of Millipore at the Board of Directors Meeting held on December 2, 2004 (effective January 1, 2005). At the Board of Directors Meeting held on February 10, 2005, Dr. Madaus was elected Chairman of the Board, effective March 1, 2005. Mr. Booth was identified as a potential nominee to the Board of Directors by a third party search firm retained by the Governance and Public Policy Committee of the Board of Directors, using criteria established by this Committee given the make up of the Board of Directors at that time (see “Committees, Meetings and Fees of Directors”). The search firm was compensated for services rendered in identifying and evaluating potential nominees. All nominees have been designated as such by the Board of Directors based on the recommendations of the Governance and Public Policy Committee, none of the members of which is an employee of Millipore. Six Directors will continue in office for the remainder of the terms indicated below.

In April 2004 Mr. Lunger, a Class III Director, announced his decision to resign as President, Chief Executive Officer and Chairman of the Board of the Company, following a transition period. See “Executive Termination Agreements and Severance Agreements–Francis J. Lunger” pp. 26-28. Mr. Lunger resigned as President and Chief Executive Officer effective January 1, 2005. He resigned as Chairman of the Board effective March 1, 2005.

Mr. Lane, a Class III Director, informed the Company on February 18, 2005 that he would not stand for re-election to the Board of Directors when his term expires on April 27, 2005, the date of the Annual Meeting of Shareholders.

Unless otherwise specified, the accompanying form of proxy will be voted for the election of the nominees listed below. A shareholder may withhold his or her vote from any nominee by notation of that fact on the enclosed proxy. All nominees have consented to being named herein and have agreed to serve if elected. If any such nominee should become unable to serve, a circumstance which is not anticipated, the proxies may be voted to fix the number of Directors at such lesser number as are available to serve, or for a substitute nominee designated by the Board of Directors.

A favorable vote by shareholders who hold at least a plurality of the Common Stock of Millipore present or represented by proxy at the Annual Meeting and voting thereon is required for the election of the Class III Directors.

Nominees for Election as Directors for Terms Expiring in 2008 (Class III)

Melvin D. Booth, 59, Retired President and Chief Operating Officer, MedImmune, Inc.

Mr. Booth has been a Director of Millipore since 2004, and is currently a Member of the Governance and Public Policy Committee.

Mr. Booth received an undergraduate degree from Northwest Missouri State University in 1967 and holds an honorary Doctor of Science degree. He practiced public accounting with McGladrey & Pullen (1967-1968) and subsequently received his Certified Public Accounting (C.P.A.) designation. In 1968, Mr. Booth joined Kwik-Way Industries, Inc., manufacturer of precision machine tools for the automotive after-market, as corporate controller and became Vice President of Finance. In 1975, he joined Den-Tal-Ez, Inc., manufacturer of major equipment for dental offices, as Vice President of Finance and subsequently became Executive Vice President, U.S. operations. Upon the acquisition of Den-Tal-Ez by Syntex, Inc., primarily a pharmaceutical company, in 1979, Mr. Booth continued his career with Syntex, Inc., in numerous senior management positions: President, Syntex Dental (1981-1986); President, Syntex, Inc. of Canada (1986-1991); and an area Vice President of Syntex, Inc. (1991-1992). Mr. Booth also served as Vice President of Syntex Corporation (1992-1995) and at the same time, was President of Syntex Laboratories, Inc., as well as President of Syntex Pharmaceuticals Pacific (1992-1993). In 1995 Mr. Booth joined Human Genome Sciences, Inc., a global biopharmaceutical company, as President, Chief Operating Officer and a member of the Board of Directors. From 1998 until his retirement at the end of 2003, Mr. Booth was President and Chief Operating Officer of MedImmune, Inc., a biotechnology company. He continues to serve as a member of the Board of Directors of MedImmune. Mr. Booth is currently a member of the Board of Directors of: Focus Diagnostics, Inc., PRA International, Ventria BioScience and is Chairman of the Board of Prestwick Pharmaceuticals, Inc. He has been active in U.S. pharmaceutical industry organizations and is past chairman of the Pharmaceuticals Manufacturers Association of Canada.

Maureen A. Hendricks, 53, Former Managing Director, Salomon Smith Barney, Inc.

Mrs. Hendricks has been a Director of Millipore since 1995, and is currently Chairwoman of the Management Development and Compensation Committee and a Member of the Audit and Finance Committee.

Mrs. Hendricks received her A.B. Degree from Smith College in 1973, and subsequently attended the Harvard Business School Program for Management Development (1980). In 1973, Mrs. Hendricks joined the New York investment banking firm of J.P. Morgan & Co., where she served in various management positions within the firm including International Financial Management (1980-1983); U.S. Banking Department (1984-1988) and Structured Finance (1988-1991). From 1991-1993, Mrs. Hendricks served as the senior manager of the firm’s European Equities and Equity Derivatives business in London, England and was a Director of J.P. Morgan Securities Ltd. Mrs. Hendricks returned to New York to serve as the head of the firm’s Global Debt Capital Markets and had responsibility for the firm’s corporate fixed income activities in North America and was a Director of J.P. Morgan Securities, Inc. In March, 1996, Mrs. Hendricks was named Managing Director in charge of New Business Development of J.P. Morgan. In May, 1997 Mrs. Hendricks joined Salomon Brothers Inc. as Managing Director/Co-Head of Global Energy. Upon the acquisition of Salomon Brothers by The Travelers Group and the latter’s subsequent merger with Citicorp, she became Head of the Global Energy and Power Group of the combined Salomon Smith Barney, Inc. Mrs. Hendricks was an

Advisory Managing Director of Salomon Smith Barney from May 2001 until January, 2003. Mrs. Hendricks is the Lead Director of the Board of Directors of Bimini Mortgage Management, Inc. and Chairman of the Audit Committee of the same firm. Mrs. Hendricks previously served on the Board of Directors of the Young Women’s Christian Association (YWCA) of the U.S.A. and the New Jersey Shakespeare Festival.

Martin D. Madaus, Ph.D., 45, Chairman, President and Chief Executive Officer, Millipore Corporation

Dr. Madaus received a Doctor of Veterinary Medicine degree from the University of Munich (Germany) in 1985 and a Ph.D. in Veterinary Medicine from the Veterinary School of Hanover (Germany) in 1988.

From 1989-1996, Dr. Madaus served in various positions of increasing responsibility both in Germany and the U.S. at Boehringer Mannheim, a manufacturer of pharmaceutical drugs and diagnostic technologies and products, including: Product Manager (1989-1992); Director, Marketing Support (1992-1994); International Product Management (1995); and Director of Product Planning (1996). In 1996, Dr. Madaus became President and General Manager of Boehringer Mannheim Canada. In 1998, Hoffman La Roche, a leading pharmaceutical and diagnostics company acquired Boehringer Mannheim. He led the integration of the Diagnostics businesses in Canada and continued to serve as President of Roche Diagnostics Canada until 1999. In 1999 he became Vice President of Business Development of Roche Molecular Systems. From 2000 until December 2004, Dr. Madaus served as President and Chief Executive Officer of Roche Diagnostics Corporation (Indiana). On January 1, 2005, Dr. Madaus joined Millipore as President, Chief Executive Officer and as a Director. In February 2005, Dr. Madaus was elected Chairman of the Board effective March 1, 2005. Dr. Madaus serves on the Board of Directors of: AdvaMed (Chairman In Vitro Diagnostics Committee); the Institute for Medical Technology; Central Indiana Corporate Partnership, Biocrossroads and the Analytical & Life Science Systems Association.

DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2006 Annual Meeting of Shareholders (Class I)

Mark Hoffman, 66, Independent Investor and Consultant

Mr. Hoffman has been a Director of Millipore since 1976, and is currently Chairman of the Governance and Public Policy Committee.

Mr. Hoffman received an undergraduate degree from Harvard College, a Masters degree in economics from Cambridge University and an M.B.A. from the Harvard Graduate School of Business Administration. In 1963, as an M.I.T. Fellow in Africa, Mr. Hoffman joined the East African Common Services Organization. In 1966, Mr. Hoffman joined International Finance Corporation (investment banking affiliate of the World Bank). From 1969 to 1974, Mr. Hoffman served as a Director of Hambros Bank, Ltd., London, England. From 1975 to 1981, Mr. Hoffman was a Director, Senior Vice President and Chief Financial Officer of George Weston, Ltd., and was appointed President of its Resource Group in 1981. From 1982 until 1984, when he undertook his current activities as an independent investor and consultant, Mr. Hoffman served as Managing Director of Guinness Peat Group p.l.c., engaged through subsidiaries worldwide in merchant banking, insurance brokerage, leasing, property, energy and other management and financial service activities. Mr. Hoffman is currently Chairman of Cambridge Research Group Ltd., a development capital and technology transfer company in Cambridge, England and of Guinness Flight Venture Capital Trust PLC, London. Mr. Hoffman also serves as a Director of George Weston Limited, Toronto; Advent International Corporation, Boston; and Hermes Focus Asset Management Limited, London.

John F. Reno, 65, Retired Chairman, President and Chief Executive Officer, Dynatech Corporation

Mr. Reno has been a Director of Millipore since 1993, and is currently Chairman of the Audit and Finance Committee.

Mr. Reno received an undergraduate degree from Dartmouth College and an M.B.A. from Northwestern University. In 1964, Mr. Reno joined G. H. Walker & Co., an investment banking firm in New York City, and served in various capacities prior to becoming a partner in that firm. In 1974, Mr. Reno joined Dynatech Corporation, manufacturer of a diversified line of proprietary electronic microprocessor-based equipment, instruments and systems, as General Manager and President of the Cryomedical Division. He subsequently held a number of senior management positions, including Vice President for Corporate Development (1979); Senior Vice President for Corporate Development (1982); Executive Vice President (1987) and President and Chief Operating Officer (1991). From 1993 until his retirement in 1999, Mr. Reno served as President and Chief Executive Officer of Dynatech. He was also a member of the Board of Directors of Dynatech from 1993 (becoming Chairman of the Board, 1996) until his retirement. He is a Trustee (former Chairman of the Board of Trustees) of the Boston Museum of Science, and is now also a Trustee of WGBH Broadcasting in Boston and Vice-Chair of its Board of Overseers. Mr. Reno is the founder of “A Better Chance” program for disadvantaged youths in Winchester, Massachusetts. He is also a Director of Nelson Irrigation Corporation.

Karen E. Welke, 60, Retired Group Vice President, Medical Markets, 3M Corporation

Ms. Welke has been a director of Millipore since December 2002 and is currently a Member of the Management Development and Compensation Committee.

Ms. Welke received her education at Wittenberg University and the University of Wisconsin in Milwaukee. In 1989 she attended the London School of Economics International Business Program, sponsored by the University of Texas. In 1965, she joined Will Ross, Inc., Milwaukee, Wisconsin and over the following ten years she held various sales, marketing and product management positions. Ms. Welke joined 3M in 1976 in market development for the Surgical Products Division. In 1981 she was appointed International Director for that division, and in 1984 Ms. Welke was appointed Group Director, Healthcare, 3M Europe, Brussels, Belgium. She returned to the U.S. in 1986 as General Manager, 3M Sarns, Inc., Ann Arbor, Michigan, and in 1989 returned to St. Paul, Minnesota as Vice President, Medical-Surgical Division. In 1991 Ms. Welke returned to Europe as Managing Director, 3M France, and in 1995 she was appointed Group Vice President, Medical Markets, St. Paul, Minnesota. Ms. Welke has served on numerous professional and non-profit organizations, including the board of directors of several U.S. hospitals; The Board of Governors of the American Hospital of Paris; The American Chamber of Commerce in France; and the Board of Directors of the Health Industry Manufacturers Association (now AdvaMed). Now retired from 3M, Ms. Welke serves on the boards of the St. Crois Area United Way, Minnesota and Project HOPE, Millwood, Virginia. She is a corporate director for Pentair, Inc., St. Paul, Minnesota and Medical Network International, Calgary, Canada.

Term Expiring at the 2007 Annual Meeting of Shareholders (Class II)

Prof. Dr. Daniel Bellus, 67, University of Fribourg (Switzerland)

Prof. Dr. Bellus has been a Director of Millipore since 2000, and is currently a Member of the Governance and Public Policy Committee.

Prof. Dr. Bellus received his Master’s Degree and a Ph.D. in Chemistry from Slovak Technical University (Bratislava) in 1967. He continued his studies as a Postdoctoral Fellow at the Federal Institute of Technology (ETH) in Zurich (1967-1969). From 1969-1996, Prof. Dr. Bellus served in positions of increasing responsibility with Ciba-Geigy Ltd., a Swiss pharmaceutical company in Basel: Department Head, Central Research Laboratories (1969-1981); Director, Central Research Laboratories, responsible for development of several emerging synthetic methodologies (1981-1985); Director, Research & Development, Agricultural Division of Ciba-Geigy worldwide (1985-1991), Director, Corporate Research Units, responsible for the direction of Ciba-Geigy’s research programs and collaborative strategic alliances world-wide in areas of bioorganic chemistry and biomaterials (1991-1996), and a global Head of Additives Research of Ciba SC Inc., Basel (until 2001). Since 1980, he has also lectured as a Professor at the Institute of Organic Chemistry, University of Fribourg. Since 1997, he has been President and CEO of “Bellus Science and Innovation, International Consulting,” located in Riehen/Basel (Switzerland). Prof. Dr. Bellus has been a named inventor on 49 patents and is the author or co-author of numerous scientific papers relating to the synthesis and use of compounds for the chemical and pharmaceutical industries. He has received numerous scientific honors including Gold Medal of the Slovak Chemical Society (1993); Fellow of the Royal Society of Chemistry (U.K.) (1996); Honorary Ph.D. of Czech Technical University (Prague) (1997) and Foreign Fellow of the Japan Society for the Promotion of Science (1999). Prof. Dr. Bellus is a member of many scientific societies, including Swiss and American Chemical Society. He also serves as a member and delegate of Swiss IUPAC Committee; as a member of the Board of Governors of the Foundation for Discovery-to-Business Transfer (Basel) and as a member of several Scientific Advisory Boards in Switzerland, USA and the Czech Republic.

Robert C. Bishop, Ph.D., 62, Chairman of the Board, AutoImmune, Inc.

Dr. Bishop has been a Director of Millipore since 1997 and is currently a Member of the Audit and Finance Committee and the Governance and Public Policy Committee. Dr. Bishop is also the Lead Director.

Dr. Bishop received his undergraduate degree from the University of Southern California and an M.B.A. from the University of Miami, Florida. He received a Ph.D. degree in Biochemistry from the University of Southern California. In 1976, Dr. Bishop joined American Hospital Supply Corporation (AHSC), a manufacturer and distributor of health care products, and served in various research and development positions until 1981. Dr. Bishop subsequently held a number of senior management positions with AHSC including: Vice President, Planning and Business Development for Laboratory and International businesses (1981-1984); Vice President, General Manager of Operations, American BioScience Division (1984-1985) and Vice President, Planning and Business Development, Medical Sector (1985-1986). In 1986, Dr. Bishop joined Allergan, Inc., manufacturer of eye care and skin care products, as President of the Allergan Medical Optics Division, becoming Senior Vice President of Corporate Development in 1988. In 1989, he became President of the Allergan Pharmaceuticals Division and President of the Therapeutics Group in 1991. Since 1992, Dr. Bishop has served as President and Chief Executive Officer of AutoImmune, Inc., a biopharmaceutical company. During 1999, he also became Chairman of the AutoImmune Board of Directors. Dr. Bishop serves as a member of the Board of Directors of Caliper Life Sciences, Inc., as a member of the Board of Directors of Optobionics Corporation; and as a Trustee, MFS/Compass Funds Complex (consisting of seven funds/thirty-six portfolios advised by MFS Investment Management).

Edward M. Scolnick, M.D., 64, Associate Member Broad Institute, Massachusetts Institute of Technology (MIT) and Harvard University

Dr. Scolnick has been a Director of Millipore since 2001 and is currently a Member of the Audit and Finance Committee.

Dr. Scolnick received his A.B. Degree from Harvard College in 1961 and his M.D. from Harvard Medical School in 1965. From 1967-1970, Dr. Scolnick served in several research capacities at the National Heart Institute. In 1970, he joined the National Cancer Institute as a Senior Staff Fellow and held positions of increasing responsibility (Head of the Genetics Section (1971-1975) and Chief, Laboratory of Tumor Virus Genetics and Head of the Molecular Virology Section (1975-1982)). In 1982, Dr. Scolnick joined Merck & Co., Inc., a global research-driven pharmaceutical company, as Executive Director of Basic Research, Virus & Cell Biology Research, of the Company’s Research Laboratories, becoming Vice President, Virus and Cell Biology Research in 1983. In 1984, Dr. Scolnick became Senior Vice President, Research, and Senior Vice President of Cell Biology Research. In 1985, Dr. Scolnick became President of Merck Research Laboratories, and Senior Vice President of Merck & Co., Inc., serving in both capacities until his resignation in December 2002, to continue his work as a research scientist. He also served as Executive Vice President, Science & Technology of Merck & Co., Inc. from 1993, and as a Director of Merck & Co., Inc., from 1997, until December 2002. Dr. Scolnick resigned from Merck Research Laboratories in September 2004. On September 1, 2004, Dr. Scolnick became an Associate Member of the Broad Institute, a research collaboration of the Massachusetts Institute of Technology, Harvard University and its hospitals, and the Whitehead Institute for Biomedical Research. Dr. Scolnick has received numerous academic appointments and is currently Frank H.T. Rhodes Class of ‘56 visiting professor at Cornell University and Regents Lecturer,

University of California, Berkeley. He has also authored or co-authored a number of scientific papers on virus and cell biology research. He is a Member of the National Academy of Sciences and its Institute of Medicine. Dr. Scolnick is also a member of the Board of Directors of: McLean Hospital; McGovern Institute for Brain Research; Renovis, Inc. and TransForm Pharmaceuticals, Inc. He is also a Senior Scientific Advisor to MPM Capital, a global asset management firm focused on health care investments.

Committees, Meetings and Fees of Directors

The Millipore Board of Directors has three standing committees.

The Audit and Finance Committee is comprised of at least three directors. In the opinion of the Board of Directors, three of the Committee members, Mr. John Reno, Ms. Maureen Hendricks and Dr. Robert Bishop each satisfy the definition of “audit committee financial expert” as contained in Item 401 of SEC Regulation S-K. They are all “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. In addition, all of the committee members are “independent” as defined in the NYSE listing standards applicable to corporate governance. The Board of Directors has adopted a charter setting forth this Committee’s audit-related responsibilities which include, among others: recommending the selection of the independent accountants to the Board of Directors; approving the scope of and fees for services rendered as well as reviewing the results of the independent audit; reviewing matters relating to internal audit functions and other matters concerning corporate finance; and reviewing Millipore’s annual reports. See “Charter of the Audit and Finance Committee,” Appendix “A” to this Proxy Statement and “Report of the Audit and Finance Committee,” p. 15. The Audit and Finance Committee held thirteen meetings during 2004. In addition, the Chair of the Audit Committee consults with management periodically and as particular situations require.

The Governance and Public Policy Committee is comprised of at least three directors, all of whom satisfy the “independence” rules under the NYSE listing standards applicable to corporate governance. This Committee recommends nominees for election as directors to the full Board of Directors. It also evaluates and makes recommendations with respect to the structure of the Board itself, the responsibilities and membership of the various Committees of the Board, and the role of the Board in relation to management. It has oversight authority on corporate governance matters. In addition, it serves a public policy function, which includes consideration of questions of social responsibility. In its nominating capacity, this Committee considers recommendations for nominee candidates from other directors, management and shareholders. The Committee may also retain the services of a third party search firm to assist in identifying and evaluating potential nominees. To qualify as a member of the Board of Directors, a candidate shall be of high moral character and have such business, professional or other experience as the Committee and Board of Directors determine to be desirable given the then current makeup of the Board. The Committee evaluates recommendations for nominee candidates received from shareholders in the same manner as it would evaluate recommendations from other directors and management. Shareholders wishing to submit candidates for consideration as nominees may do so by directing an appropriate letter and resume to Jeffrey Rudin, Vice President and General Counsel of Millipore. (The Charter of the Governance and Public Policy Committee is located on Millipore’s website: www.millipore.com). The Governance and Public Policy Committee held three meetings during 2004.

The Management Development and Compensation Committee is composed of “independent directors” as defined under applicable regulations of the Securities Exchange Act of 1934, as amended relating to independent directors who are not officers or employees (or former officers or employees) of the Company and do not have “interlocking” or other relationships with Millipore that would detract from their independence as Committee members. Each of the members of the Management Development and Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and an “independent director” under the New York Stock Exchange listing standards applicable to corporate governance. The Committee reviews the qualifications of Millipore’s officers and nominates them for election by the full Board. It also fixes, subject to approval by the full Board, the annual compensation of the Chief Executive Officer and approves the compensation of all other elected officers. This Committee also considers compensation plans for management and administers the Millipore Incentive Plan and equity incentive plans. (See “Management Development and Compensation Committee Report on Executive Compensation at Millipore.”) It has responsibility for the periodic examination of Millipore’s overall compensation structure. In its development capacity, it reviews organizational concepts, the development and promotion potential of Millipore’s senior level of management as well as its long range personnel needs and its training and education activities. (The Charter of the Compensation Committee is located on the Millipore website: www.millipore.com.) The Management Development and Compensation Committee held four meetings during 2004.

During 2004, the Millipore Board of Directors held eleven meetings. It is the policy of the Board of Directors that Directors are expected to make good faith efforts to attend all Board and assigned Committee meetings and the Annual Meeting of Shareholders. All Directors attended at least 75% of the Board and relevant committee meetings held during 2004. All Directors attended the 2004 Annual Meeting of Shareholders.

Robert Bishop is the Lead Director of Millipore’s Board of Directors and, among other things, serves as the “presiding director” at all executive sessions of “non-management directors.”

Each Director receives a fixed annual retainer ($48,000) payable quarterly, and is entitled to receive additional annual compensation for services on a committee. The fees for such committee services range from $8,000 per year (Management Development and Compensation Committee; Governance and Public Policy Committee) to $18,000 per year (Audit and Finance Committee), with Directors serving as Chair of committees receiving an additional annual payment of $3,000-$5,000, and the Lead Director receiving an additional payment of $5,000 per year. Mr. Lunger received no compensation, other than that listed in the Summary Compensation Table below, for service as a Director.

In addition to the compensation set forth above, “Eligible Directors” (those who are not employees of Millipore) receive stock options to purchase shares of Millipore Common Stock under the terms of the 1999 Stock Option Plan for Non-Employee Directors (the “1999 Plan”). Under the terms of the 1999 Plan, each Eligible Director receives an option to purchase 5,000 shares of Millipore Common Stock on the date of his or her first election, and thereafter automatically receives an additional option to purchase 2,500 shares of Millipore Common Stock at the first Board of Directors meeting following an Annual Meeting of Shareholders. The exercise price of each option is 100% of the fair market value (as defined in the 1999 Plan) at the time the option is granted. Each option becomes exercisable in annual cumulative increments of 25% commencing on the first anniversary of the date of grant. In the event of a recapitalization, stock dividend, split-up or combination of shares, an appropriate adjustment in the option price and number of shares granted shall be made. In October 2003, the Board of Directors approved an amendment to the 1999 Plan to clarify certain provisions relating to a “Change of Control” (defined in the 1999 Plan) of the Company to provide that all options outstanding immediately preceding a Change of Control become fully vested and immediately exercisable. Unless otherwise agreed to by the Company, upon termination of service as a Director, options held by the Eligible Director which are not then exercisable shall terminate, except that exercise of options after termination of service as a Director is provided for in cases where such service terminates as a result of incapacity or death or after retirement (at the mandatory retirement age) of a director from the Board of Directors.

At its meeting on December 1, 2004, the Board of Directors voted to accelerate the vesting of stock options issued having an exercise price in excess of the fair market value of Millipore Stock on November 30,

2004 ($48.72) (i.e., options that are out of the money). Each affected stock option was granted between April 2001 and June 2004. There were approximately 30,650 affected stock options under the 1999 Plan, with a weighted average exercise price of $53.73. The exercise price and number of shares of the Company’s Common Stock underlying each affected stock option were unchanged.

Management Development and Compensation Committee Report on Executive Compensation at Millipore

The Management Development and Compensation Committee of the Board of Directors (“the Compensation Committee”) has furnished the following report on its policies and procedures with respect to determining compensation for Millipore’s executive officers for 2004. The tables and textual information set forth following the report (pp. 18-25) disclose such compensation for the five most highly compensated executive officers for 2004.

The Company’s compensation program for executive officers, including the Chief Executive Officer (“CEO”) consists of three elements: base compensation; annual incentive awards and equity incentive compensation. In establishing the amount of compensation in all forms for the CEO as well as the other executive officers of the Company, the Compensation Committee establishes total target cash compensation (salary plus incentive payment to be earned if “target performance” (described below) is met) for the CEO and for the other executive officers. The total target cash compensation for the CEO is intended to be competitive with those of a group of companies to which Millipore compares itself in terms of pay levels of the CEO and which represent those kinds of companies to which it would look for executive talent (the “Comparables”) and which, with respect to total target compensation set for the year 2004 include a number of diverse companies in the life science and pharmaceutical markets. Total target cash compensation for substantially all of the other executive officers is set in a similar manner. These Comparables are not the same companies included in the Performance Graph on p. 17, because the Compensation Committee believes that the Comparables are more representative of those companies with whom Millipore competes for executive talent. An outside consulting firm assists the Compensation Committee in determining the total target cash compensation for the CEO and other executive officers.

In establishing total compensation for the CEO and the other executive officers for 2004, the Compensation Committee determined that the Company’s equity compensation program for the CEO and for the other executive officers named in the Summary Compensation Table would consist entirely of non-qualified stock options, a form of equity incentive whereby all value in the stock is associated with an increase in share value. Options are granted upon such terms, conditions and limitations as may be determined by the Compensation Committee. The grant awards are set annually by the Compensation Committee for the CEO, subject to Board approval, and by the CEO (subject to approval of the Compensation Committee) for the other executive officers. Specific grants to individual executive officers, including the CEO, take into consideration equity incentive opportunities for similar positions in the Comparables; the performance of the executive officer; and the executive officer’s prior equity incentive awards.

Annual incentive payments to the executive officers and other employees of Millipore Corporation are awarded under the Millipore Incentive Plan (“Incentive Plan”). The Incentive Plan is designed to create an award pool based on a formula-based assessment of the performance of the Company and (for business unit executives other than executive officers) individual Business Units with respect to predetermined financial and operational objectives (“Financial Performance Metrics”). These Financial Performance Metrics and their relative weight may change from year to year; and in 2004 included revenue growth, profitability and (for the first time in 2004) relative performance of the Company versus peer companies in like industries. The Compensation Committee approves the Company and Business Unit goals; establishes personal goals for the CEO; and reviews the establishment by the CEO of the personal goals for the other executive officers.

The incentive award pool for executive officers including the CEO is based solely on overall Company performance. Levels of Company performance are defined in relation to corporate goals as “Target” (the expected level of performance); “Minimum” (that level of performance below which no incentive payment will be made); “Threshold” (that level of performance above Minimum but below Target performance) and “Stretch” (incentive in excess of Target, based on performance in exceeding financial and operational goals). If corporate performance is below the target performance, but above the threshold, some incentive payment will be payable but not full target incentive payment; if corporate performance exceeds target, additional incentive payment will be payable. For 2004, incentive opportunities ranged from 0 to 85% of base salary for all participants (approximately 2100 participants) depending on the employee’s level of responsibility. The incentive opportunity for the CEO is determined annually by the Compensation Committee.

At its meeting in February 2004, the Compensation Committee, reviewed the competitive analysis data provided by its outside consultants for chief executive officers of the Comparables, and evaluated Mr. Lunger’s performance during the prior year. Mr. Lunger’s base compensation for 2004 was fixed at $650,000, subject to approval by the Board of Directors. The difference from the base salary he received in 2003 ($630,000) resulted from analysis of data for other executive officers with similar job responsibilities. Adjustments in the base salaries of all of the other executive officers for 2004 resulted as well. The Compensation Committee also reviewed equity incentive opportunities for individual executive officers (including the CEO), taking into account equity compensation for similar positions in the Comparables; the performance of the executive officer and the executive officer’s prior equity incentive awards. The number of stock options granted to Mr. Lunger was 145,000. Stock options were granted to all of the other executive officers for 2004 as well. Stock options were granted in February at fair market value and become exercisable in cumulative increments of 25% per year on each of the first four anniversaries after the date of the grant and expire ten years after the date of the grant.

In December 2004, the Compensation Committee determined that equity compensation adjustments for 2005 would be advanced to December 2004 from February 2005, subject to approval by the Board of Directors. Stock options were granted in December at fair market value on the date of grant and become exercisable as follows: 50% on the date of grant; 25% on the each of the third and fourth anniversaries of the date of grant and expire ten years after the date of grant. (See “Stock Options Granted in 2004.”)

At the same time, the Compensation Committee evaluated the Company’s other equity-based compensation plans with a view to providing employees with competitive compensation packages and as a result of the impact of FAS 123 relating to the expensing of unvested stock options. The Compensation Committee determined, subject to approval by the Board of Directors, to accelerate the vesting of those stock options issued to executives and employees of Millipore, having an exercise price in excess of the fair market value of Millipore Stock on November 30, 2004 ($48.72) (i.e., options that are out of the money). Each affected stock option was granted between April 2001 and September 2004. There were approximately 1,963,650 affected stock options, with a weighted average exercise price of $52.78. The exercise price and number of shares of the Company’s Common Stock underlying each affected stock option were unchanged.

The Compensation Committee also reviewed the potential impact of the new accounting rules on the purchase price discount feature of the Millipore Corporation 1995 Employees’ Stock Purchase Plan. Based on the Committee’s recommendation, the Board of Directors voted to terminate this plan after the purchase of shares for the plan quarter ending February 2005.

Incentive (cash) awards under the Incentive Plan are approved by the Compensation Committee in February of each year and relate to achievement of Company performance and personal goals for the prior year. Incentive payments for 2004 were determined by the Compensation Committee at its meeting held in February 2005. The Compensation Committee reviewed the results of financial operations for 2004 and approved the incentive payments for the eligible group (paid in March 2005), which payments are consistent with the Financial Performance Metrics and relative weight as had been set for 2004 and are in the amounts set forth in the Summary Compensation Table (p. 18). Incentive payments received in 2005 are eligible for deferral under the Deferred Compensation Plan. The Deferred Compensation Plan provides that certain members of senior management may elect, under terms provided by the Deferred Compensation Plan, to defer payment of a portion of the following calendar year’s Incentive Plan bonus, if any (and a portion of base compensation not to exceed 50%), until retirement, termination of employment or the passage of a period of time (not less than three years), except withdrawal of funds is permitted in the event of an unexpected financial emergency. Amounts deferred under the Deferred Compensation Plan remain assets of the Company and subject to the claims of creditors in the event of the Company’s insolvency.

At its meeting in February 2005, the Committee determined that a large portion of the shares reserved for issuance under the 1999 Stock Incentive Plan had been depleted. In order to continue to advance the interests of the Company and its subsidiaries by enhancing the Company’s ability to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons or entities for such contributions, and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company’s Common Stock, the Committee recommended and the Board of Directors approved the adoption of the “Millipore Corporation 1999 Incentive Stock Plan, Amended and Restated April 27, 2005” (the “Plan”), to increase the number of shares reserved for issuance by 1,650,000, and to make certain other amendments to the Plan, subject to shareholder approval at the Annual Meeting.

In general, the Committee intends all payments to be tax deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to those of the Company’s senior executives who are required to be named in the Summary Compensation Table. In order to retain maximum flexibility in administering the Incentive Plan and to pay competitive compensation reflecting the business dynamics of the markets the Company serves, and to reward executives appropriately, the Company may make payments that do not satisfy the deductibility requirements of Section 162(m) of the Code.

The foregoing report has been furnished by the Management Development and Compensation Committee.

Maureen A. Hendricks, Chair of the Committee
Richard J. Lane
Karen E. Welke

Report of the Audit and Finance Committee

The Audit & Finance Committee (the “Audit Committee) has furnished the following report with respect to its activities for the fiscal year ending December 31, 2004.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2004 audited by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent auditors. The Audit Committee has discussed with PricewaterhouseCoopers various matters related to the financial statements, including those matters required to be discussed by SAS 61 (“Auditing Standards”). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), relating to that firm’s independence from the Company; and has discussed with PricewaterhouseCoopers its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004 for filing with the Securities and Exchange Commission.

Fees:    Set forth below are the aggregate fees and “out of pocket” expenses billed (or expected to be billed with respect to 2004), on a consolidated basis, by PricewaterhouseCoopers for providing the services indicated for the fiscal years ended December 31, 2004 and December 31, 2003:

	Year End 12/31/04	Year End 12/31/03
	(In thousands)
Audit fees (1)	$2.4	$1.1
Audit related fees (2)	0.1	0.1
Tax fees (3)	0.8	0.6
All other fees	—	—

(1)	Audit fees for 2004 consisted of $2.0 for U.S. GAAP audit fees and Sarbanes-Oxley Section 404 attestation fees; $0.4 million for foreign statutory audits. Audit fees for 2003 consisted of $0.8 for U.S. GAAP audits and $0.3 million for foreign statutory audits.

(2)	Audit related fees for 2004 and 2003 consist primarily of benefit plan audit fees.

(3)	Tax fees for 2004 consisted of $.3 for tax compliance services, $.2 for assistance with tax examinations and $.3 for tax planning services. Tax fees for 2003 consisted of $.2 for tax compliance services and $.4 for assistance with tax examination and tax planning services.

PricewaterhouseCoopers provided no management consulting or internal auditing services during 2004 and 2003. During 2004, Ernst & Young provided both internal auditing services and assistance with Sarbanes-Oxley Section 404 compliance, the fees for which were $0.6 million. During 2003, Ernst & Young provided internal auditing services, the fees for which were $0.3 million.

The Audit Committee preapproves all audit services and all permitted non-audit services by the independent public accountant including engagement fees and terms.

The Audit Committee approved the continued provision by PricewaterhouseCoopers of tax services in the areas of compliance, transfer pricing, assistance with tax examinations and tax consulting and planning.

The foregoing report has been furnished by the Audit and Finance Committee.

John F. Reno, Chair of the Committee
Robert C. Bishop
Maureen Hendricks
Edward M. Scolnick

Comparative Performance Graph

The graph below compares the five-year cumulative total return, including the reinvestment of all dividends, starting from “100” on December 31, 1999 through December 31, 2004 among Millipore, the S&P 500 Index and the S&P 500 Healthcare Equipment & Supplies Index (including Millipore). It assumes $100 invested on December 31, 1999 in each of the two indices and in Millipore.

Comparison of Five Year Cumulative Total Return

The information which forms the basis for the graph above has been provided by Standard & Poor’s Compustat, a division of McGraw Hill.

Executive Compensation

The following table sets forth all cash compensation as well as certain other compensation paid or accrued through March 4, 2005, to each of the five most highly compensated executive officers for services rendered in all capacities to Millipore and its subsidiaries during each of Millipore’s fiscal years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

	Annual Compensation*			Long Term Compensation**
Awards
Name and Principal Position or Number in Group	Year	Salary (1)	Bonus (2)	Restricted Stock Awards (3)	Securities Underlying Options (#) (4)	All Other Compensation (5)
Francis J. Lunger Chairman; President and Chief Executive Officer	2004 2003 2002	$645,384 629,980 600,000	$204,045 165,000 150,000	$0 0 0	145,000 220,000 0	$72,467 69,479 112,424

Kathleen B. Allen Vice President Chief Financial Officer	2004 2003 2002	$298,460 289,980 275,990	$176,927 57,816 52,438	$0 0 0	90,000 60,000 0	$38,720 37,061 64,806

Susan L.N. Vogt Vice President	2004 2003 2002	$302,339 302,380 287,976	$47,803 40,000 54,715	$0 0 0	52,500 70,000 0	$36,701 38,160 52,854

Dominique F. Baly Vice President	2004 2003 2002	$296,406 276,637 265,980	$199,137 78,138 50,536	$0 0 0	95,000 60,000 0	$40,098 31,863 78,458

Jeffrey Rudin Vice President General Counsel	2004 2003 2002	$289,092 280,798 269,984	$125,674 51,320 42,657	$0 0 0	72,500 50,000 0	$30,290 28,497 53,553

Footnotes to Summary Compensation Table

*	Column captioned “Other Annual Compensation” (personal benefits and perquisites) has not been included, as compensation in the form of personal benefits for 2004 did not exceed the lesser of $50,000 or 10% of compensation (salary plus bonus) reported for executive officers individually.

**	Column captioned “Payouts” has not been included because Millipore does not have any long term incentive plans.

(1)	Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code during the fiscal years specified.

(2)	Amounts set forth for 2002, 2003 and 2004 indicate amounts paid in 2003, 2004 and 2005, respectively, under the Management Incentive Plan for the achievement of corporate performance and personal goals in each of the prior years. (See “Management Development and Compensation Committee Report on Executive Compensation at Millipore.”)

(3)	The value of Restricted Stock is determined by multiplying the number of Restricted Shares awarded by the closing price of Millipore Common Stock on the effective date of the grant. On December 31, 2004 the following executive officers held the total number/current market value of Restricted Stock (determined by multiplying the number of shares by the closing price of Millipore Common Stock on December 31, 2004 ($49.81 per/share)): Mr. Lunger, 10,000 shares/$498,100; Ms. Allen, 3,333 shares/$166,017; Ms. Vogt, 2,000 shares/$99,620; Mr. Baly, 2,000 shares/$99,620; and Mr. Rudin, 2,000 shares/$99,620. On January 3, 2005, restrictions on the remaining shares of Restricted Stock lapsed and the shares listed above were released to the named individuals, net of shares withheld for the payment of tax withholding obligations, as provided by the Millipore Corporation 1999 Stock Incentive Plan.

(4)	At its meeting in December 2004, the Committee recommended that Awards of equity compensation for 2005 be advanced to December 2004 from February 2005. See “Management Development Compensation Committee Report on Executive Compensation at Millipore.”

(5)	2004 amounts include: (a) amounts contributed by the Company under its tax-qualified defined contribution profit sharing plan to Mr. Lunger, Ms. Allen, Ms. Vogt, Mr. Baly, and Mr. Rudin of $13,617 each; (b) Company “matching” contributions on compensation deferred pursuant to its tax-qualified plan under Section 401(k) of the Internal Revenue Code of $3,075, $6,150, $6,150, $6,150, and $3,075 to Mr. Lunger, Ms. Allen, Ms. Vogt, Mr. Baly and Mr. Rudin, respectively; and (c) total amounts deferred under the Company’s non-qualified supplemental defined contribution and savings plans to provide certain executives with benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans: $55,775, $18,953, $16,934, $20,331, and $13,598 to Mr. Lunger, Ms. Allen, Ms. Vogt, Mr. Baly and Mr. Rudin, respectively, (d) amounts paid to Ms. Vogt of $1,500 and during 2002, pursuant to the Millipore Vacation Sell Program under which eligible employees may sell back to Millipore up to five days of earned vacation annually (further limited to $500 per day), and (e) amount contributed by Millipore SAS (France) on behalf of Mr. Baly for 2002, $23,494, under the government-sponsored retirement plans in France (“AARCO” and “AGIRC”) for employees and former employees of Millipore SAS.

Compensation of Martin D. Madaus

On January 1, 2005, Martin D. Madaus joined Millipore Corporation as President, Chief Executive Officer and a Director. As provided by the Company’s offer of employment that Dr. Madaus accepted on October 14, 2004, he will be compensated during 2005 as follows: An Annual Base Salary of $600,000; under the Millipore Incentive Plan, a target incentive of approximately 65% of base salary, subject to Board discretion, and achievement of corporate and personal goals. Dr. Madaus also received, effective January 1, 2005, an option to purchase 150,000 shares of Millipore Common Stock, $1.00 Par Value, having a fair market value equal to the closing price of such stock on the day preceding Dr. Madaus first day of employment ($49.81), as provided under the terms of the Millipore Corporation 1999 Stock Incentive Plan (the “1999 Plan”). The stock options become exercisable in cumulative increments of 25% per year on each of the first four anniversaries after the date of the grant and expire ten years after the date of the grant. Dr. Madaus was also awarded a Restricted Stock Award of 7,756 shares of Millipore Common Stock, with a four-year vesting period, as provided under the 1999 Plan. He will also receive an additional cash payment of $1,432,644 representing the value of compensation he forfeited when he terminated employment with Roche, Inc. and accepted employment with Millipore. Dr. Madaus will participate in the Company’s benefit programs, once he has met the eligibility requirements under the terms of those programs. Dr. Madaus will also receive benefits under the Company’s Domestic Relocation Policy for new hires and employees who are requested by the Company to complete permanent moves within North America.

The Company also entered into an Executive Termination Agreement (change of control) and Officer Severance Agreement with Dr. Madaus in accordance with its standard practice for executive officers (see “Executive Termination Agreements and Severance Agreements,” pp. 26-27)

Stock Options Granted in 2004

The following table shows, as to those executive officers of Millipore listed in the Summary Compensation Table (i) the number of shares of Millipore Common Stock, $1.00 par value, subject to stock options granted under the Millipore Corporation 1999 Stock Incentive Plan (“1999 Plan”) during the period January 1, 2004-December 31, 2004, (ii) the percentage that each grant represents of the total number of shares subject to stock options granted under the 1999 Plan on each date of grant (February 12, 2004 and December 1, 2004, respectively) to all employees during the period; (iii) the exercise price; (iv) the expiration date and (v) the present value per option at the date of grant of the options granted using the Black-Scholes methodology. Under this plan, no options may be granted to Directors who are not employees of Millipore.

Individual Grants (1)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2004	Exercise or Base Price ($/Share)		Expiration Date	Grant Date Present Value (2) ($18.624—2/12/04) ($18.001—12/01/04)
Francis J. Lunger	145,000	11.9		$51.99	2/12/2014	$2,700,480
Kathleen B. Allen	40,000 50,000	3.3 5.4	$ $	51.99 48.72	2/12/2014 12/01/2014	744,960 900,025
Susan L. N. Vogt	20,000 32,500	1.6 3.5	$ $	51.99 48.72	2/12/2014 12/01/2014	372,480 585,016
Dominique F. Baly	45,000 50,000	3.7 5.4	$ $	51.99 48.72	2/12/2014 12/01/2014	838,080 900,025
Jeffrey Rudin	40,000 32,500	3.3 3.5	$ $	51.99 48.72	2/12/2014 12/01/2014	744,960 585,016

(1)	The 1999 Plan provides that all options shall be exercisable at a price of not less than 100% of the fair market value of Millipore Common Stock on the date of grant, subject to adjustment by the Board of Directors to reflect stock splits or stock dividends. The Compensation Committee determines the size and type or types of Awards (defined by the 1999 Plan) made to each recipient and sets forth the terms, conditions and limitations application to it. Stock options granted in February 2004 become exercisable in annual cumulative increments of 25% commencing on the first anniversary of the date of grant and all options expire no later than 10 years after the date of grant. At its meeting in December 2004, the Board of Directors approved the acceleration of the vesting schedule of stock options having an exercise price in excess of the fair market value of Millipore Stock on November 30, 2004 ($48.72). See “Management Development and Compensation Committee Report on Executive Compensation at Millipore.”

Stock options granted in December 2004, become exercisable as follows: 50% on the date of grant; 25% on the third anniversary of the date of grant and 25% on the fourth anniversary of the date of grant, and expire 10 years after the date of grant.

Unless otherwise agreed to by the Company or as may be otherwise provided by the 1999 Plan, options expire ninety days after termination of employment, except the 1999 Plan provides automatically for continued vesting and ability to exercise stock options previously granted for a fixed period of time after retirement (at a certain age and with a certain number of years of service) from the Company. In the event of a Change of Control (as defined in the 1999 Plan), options under the 1999 Plan become fully vested and immediately exercisable and each outstanding share of Restricted Stock shall immediately become free of all restrictions and conditions. Options can be exercised by delivery of cash or shares of

Millipore Common Stock having a fair market value on the date of delivery equal to the full purchase price.

(2)	The fair market value of each option granted is estimated on the date of grant using the Black-Scholes model with the following assumptions as to the February 2004 grant: risk free interest of 3.07%; expected life of five years; expected volatility of 35% and no dividend; with respect to the December 2004 grant: risk free interest of 3.71%; expected life of five years; expected volatility of 35% and no dividend.

Aggregated Option Exercises in Fiscal Year 2004 and December 31, 2004 Values of Unexercised Stock Options

The following table shows, as to those executive officers of Millipore listed in the Summary Compensation Table above, information with respect to stock option exercises during 2004 and unexercised options to purchase Millipore Common Stock granted in 2004 and prior years under the Millipore Corporation 1999 Stock Incentive Plan (and the predecessor 1995 Stock Option Plan).

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at 12/31/04 Exerciseable/ Unexercisable	Value of Unexercised In the Money Options at 12/31/04 (2) Exerciseable/ Unexercisable
Francis J. Lunger	180,077	$3,863,330	546,470/165,000	$1,473,326/2,948,550
Kathleen B. Allen	5,417	$135,941	230,318/70,000	$1,348,250/831,400
Susan L. N. Vogt	7,464	$182,792	208,910/68,750	$1,294,700/955,888
Dominque F. Baly	0	0	203,858/70,000	$731,101/831,400
Jeffrey Rudin	0	0	256,028/53,750	$1,992,831/687,838

(1)	Measured by the difference between the exercise price of the option and the fair market value of Millipore Common Stock on the date of exercise (prior to the payment of taxes).

(2)	Measured by the difference between the closing market value of Millipore Common Stock on December 31, 2004 ($49.81), and the exercise price of the option (prior to the payment of taxes).

Pension Plans

The table below shows the estimated annual benefits payable in 2004 under the Retirement Plan and the Supplemental Plan. Retirement benefits shown are based upon retirement at age 65 and the payment of a single life annuity, to persons in the specified compensation and years of service categories:

	Estimated Annual Minimum Retirement Benefits for Indicated Years of Credited Service
Average Earnings During Five Highest Consecutive Years in Fifteen Years Prior To Retirement	15	20	25	30 (and more than 30) (1)
$ 300,000	61,963	82,617	103,272	123,926
$ 350,000	72,838	97,117	121,397	145,676
$ 400,000	83,713	111,617	139,522	167,426
$ 450,000	94,588	126,117	157,647	189,176
$ 500,000	105,463	140,617	175,772	210,926
$ 550,000	116,338	155,117	193,897	232,676
$ 600,000	127,213	169,617	212,022	254,426
$ 650,000	138,088	184,117	230,147	276,176
$ 700,000	148,963	198,617	248,272	297,926
$ 750,000	159,838	213,117	266,397	319,676
$ 800,000	170,713	227,617	284,522	341,426
$ 850,000	181,588	242,117	302,647	363,176
$ 900,000	192,463	256,617	320,772	384,926
$ 950,000	203,338	271,117	338,897	406,676
$1,000,000	214,213	285,617	357,022	428,426
$1,050,000	225,088	300,117	375,147	450,176
$1,100,000	235,963	314,617	393,272	471,926

(1)	There is no additional benefit payable under the Retirement Plan for years of service in excess of 30.

The Retirement Plan for Employees of Millipore Corporation (“Retirement Plan”) is a tax-qualified defined benefit “floor” plan which is designed to coordinate with the benefits available to participants under the Company’s tax-qualified defined contribution profit sharing plan (“Participation Plan”) to provide certain retirement benefits to eligible employees. An eligible employee receives benefits under the Retirement Plan to the extent that the benefits under the Participation Plan are inadequate to provide the minimum level of benefits specified by the Retirement Plan. There is no deduction or offset from benefits payable to employees under the Retirement Plan for amounts employees receive from Social Security or other sources. The Retirement Plan provides a minimum level of benefits based on service and average compensation over the five-year period prior to retirement (which compensation is computed in the same manner as the cash compensation amounts set forth in the Summary Compensation Table) with a reduction in the benefit formula for less than thirty years of service. The benefits set forth in the Table above represent the minimum level of benefits specified by the Retirement Plan formula (without any offset for the Participation Plan balance).

Millipore also maintains a supplemental non-qualified excess benefit plan (the “Supplemental Plan”), to operate in conjunction with the Company’s tax qualified plans (i.e., Retirement Plan, Participation Plan and Savings (section 401(k) Plan) to provide certain “key” employees (16 persons) with the benefits such employees would otherwise be entitled to receive under the tax-qualified plans except for the limitations and restrictions imposed by the Internal Revenue Code (the “Code”) limiting the amount of retirement benefits and deferred compensation that may be received under the Company’s tax-qualified plans. The Supplemental Retirement and Participation Plans provide these employees with benefits equal to the benefits such employees would be entitled to receive under the terms of the tax-qualified Retirement and Participation Plans (see above) if the benefits payable from those plans were not limited by the provisions of the Code. The Supplemental Savings Plan allows for supplemental salary deferrals and employer “matching” contributions to those deferrals and contributions made under the tax-qualified savings plan investment options (including a “mirror image” Millipore Common Stock fund). Participant accounts in the “mirror image” stock fund are credited with deferred compensation stock units (in lieu of shares of Millipore Common Stock) on the last business day of each month, based on the average closing price of Millipore Common Stock during that month. Executive Officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, may not effect an intraplan transfer of Millipore Common Stock (including deferred compensation stock units) more than once in any six month period. In the event of a Participant’s termination of employment, distributions from the Supplemental Plan are made on the same basis as under the tax-qualified plans.

Officers participate in the Retirement Plan on the same basis as other Millipore employees. As of December 31, 2004 full years of credited service under the Retirement Plan for certain officers were: Mr. Lunger – 7 years; Ms. Allen – 21 years; Ms. Vogt – 23 years; Mr. Baly – 16 years; and Mr. Rudin – 8 years. Prior to 2003, Mr. Baly participated in the retirement plans sponsored by the French government (“AARCO” and “AGIRC”) that provide a basic monthly retirement allowance for participants based on factors including salary, length of service and age at retirement.

Executive Termination Agreements and Severance Agreements

In 2003 the Board of Directors determined that it was in Millipore’s best interest to enter into modified Executive Termination (change of control) Agreements and new Officer Severance Agreements with Mr. Lunger, Ms. Allen, Ms. Vogt, Mr. Baly and Mr. Rudin as well as eight other executive officers. In addition to the offer letter of employment that Dr. Madaus accepted, the Company also entered into Executive Termination and Officer Severance Agreements with Dr. Madaus effective January 1, 2005, the date of his employment as President and Chief Executive Officer of Millipore.

Executive Termination Agreements

The Executive Termination Agreements supersede the previous executive termination agreements which have been terminated. The Executive Termination Agreement provides that if an impending change of control (as defined in the Executive Termination Agreement) occurs, the executive agrees to remain employed by the Company through the period ending 180 days following the occurrence of any change of control (as defined in the Executive Termination Agreement) or, if earlier, the date on which the Board determines that there is no longer any threat or likelihood of a change of control. No benefits are payable under the Agreement unless a change of control occurs.

The Executive Termination Agreement provides that in the event of the executive’s termination of employment within two years following a change of control, unless such termination is by the Company for cause or due to the executive’s disability, by reason of the executive’s death, or by the executive without good reason (each as defined in the Executive Termination Agreement), the executive is entitled to the following payments and benefits:

•    a lump sum severance amount equal to 2.99 (2.00, in the case of all officers other than the Chief Executive Officer ) times the sum of (1) the highest base salary payable during the three-year period ending on the date of termination of employment, plus (2) the greater of (a) the highest actual bonus earned in respect of the three most recently completed years prior to termination of employment and (b) the target annual bonus for the year in which the termination of employment occurs;

•    a pro-rata target annual bonus for the year in which termination of employment occurs;

•    continuation of the Company’s standard group employee insurance coverages (e.g., health, dental, disability and life) for the executive and his family for a period of three years (two years for all officers other than the Chief Executive Officer), or, if earlier, until the date that the executive receives from another employer not less favorable benefits; and

•    a supplemental retirement payment to provide the executive with an aggregate Company-provided pension benefit in an amount that would have been payable under the Company’s qualified and nonqualified pension plans and programs if (1) the executive’s compensation were equal to the compensation used to determine the executive’s lump sum severance payment set forth above, (2) the executive were credited with 2.5 times the actual number of years of service, with a minimum of ten years of such credited service for purposes of determining both vesting and benefit amounts and (3) the executive were to receive the benefit of any subsidized early retirement provisions regardless of the executive’s actual age at termination of employment. The termination by the executive of his or her employment for any reason or no reason at the conclusion of the 180-day period following the occurrence of a change of control will be treated as a termination of employment with good reason.

The Executive Termination Agreement provides that upon a change of control, all outstanding stock options become fully vested and immediately exercisable (and each option shall remain fully exercisable until its originally scheduled expiration date) and all restrictions on restricted stock shall lapse. In addition, the executive receives a full gross-up payment for any excise tax imposed under Section 4999 of the Internal Revenue Code, and any taxes, interest and penalties imposed with respect to such excise tax, such that the executive is placed in the same after-tax position as he would have been in had no excise tax been imposed. If the executive is employed by the Company as of the change of control (or terminates employment prior to the change of control for good reason), the Executive Termination Agreement provides that the executive will have the right, during the 90 days period following the change of control, to sell to the Company all shares of Company common stock owned by him at the time of, or acquired by him within 90 days after, a change of control. The purchase price to be paid by the Company shall be the highest price paid for shares of Company common stock by the party effecting the change of control, within 90 days prior to the date of exercise of the put right.

Officer Severance Agreements

The Officer Severance Agreements provide the executives with certain severance benefits in the event of a termination of employment in the absence of a change of control. An officer cannot receive duplicate benefits under both the Executive Termination Agreement and the Officer Severance Agreement. In the event of the executive’s termination of employment by the Company other than for cause and other than due to the executive’s death or disability, the executive is entitled to the following payments and benefits:

•    an amount equal to 2.00 (in the case of all officers other than the Chief Executive Officer, the severance multiple will be the sum (but not more than 2.00) of (1) one plus (2) the quotient obtained by dividing the number of the executive’s full years of service as of the date of termination of employment by 12) times the sum of (a) the current base salary and (b) the annual target bonus for the year in which termination of employment occurs, paid in substantially equal installments over the severance period (measured in the number of years and/or fractions thereof equal to the executive’s severance multiple), provided that if the executive becomes employed by another employer prior to the expiration of the severance period, then in lieu of receiving any future installment payments the executive will receive a lump sum payment of 50% of the aggregate then remaining unpaid installments;

•    a pro-rata target annual bonus for the year in which termination of employment occurs;

•    continuation of the Company’s standard group employee insurance coverages (e.g., health, dental, disability and life) for the executive and his family as made available to the Company’s active employees for a period of two years (in the case of all officers other than the Chief Executive Officer, the period will be the same as the severance multiple, expressed in full and partial years), or, if earlier, until the date that the executive receives from another employer not less favorable benefits;

•    50% of the executive’s then outstanding unvested stock options and 50% of the executive’s then outstanding shares of restricted stock (and 50% of any other then outstanding unvested equity-based awards) shall vest and any restrictions on such restricted stock shall lapse, and, in the case of stock options, become exercisable as of the date of termination of employment (and remain exercisable for up to six months thereafter) but in no event later than the originally scheduled expiration date of the stock option; and

•    outplacement services for the duration of the severance period. No benefits are payable under the Officer Severance Agreement in the event the executive’s employment is terminated by reason of his voluntary resignation, death or disability or by the Company for cause. No benefits will be payable under the Officer

Severance Agreement unless the executive first executes a waiver and general release in favor of the Company relating to all claims or liabilities of any kind relating to his or her employment with the Company or a subsidiary thereof and the termination of such employment.

Pursuant to the Officer Severance Agreement, for the duration of the severance period, each executive agrees to customary covenants relating to noncompetition, nonsolicitation and nonhiring, provided that the executive is not bound by these covenants unless he or she is entitled to receive severance benefits under the Officer Severance Agreement, and provided further that these covenants do not apply if the executive is entitled to receive severance payments and benefits under the Executive Termination Agreement. Each executive also agrees to a customary nondisclosure covenant.

Francis J. Lunger

In April 2004 the Company entered into a transition services agreement with Mr. Lunger to retain his services as Chief Executive Officer while the Company sought his successor (the “Agreement”). The transition period provided by the Agreement commenced April 1, 2004 and ended on March 1, 2005 (the “Term”). The Agreement provided that in the event Mr. Lunger’s successor as Chief Executive Officer began employment prior to the end of the Term, Mr. Lunger would continue as an employee and, at the discretion of the Board, as Chairman until March 1, 2005. During the Term, Mr. Lunger continued to receive his base salary ($650,000 per year) and to participate in those benefits provided to all employees, including participation in the Millipore Incentive Plan for the year 2004. Further, the Board in its sole discretion, could provide Mr. Lunger with a discretionary bonus for services rendered as Chairman.

Mr. Lunger’s employment with the Company and his services as Chairman terminated on March 1, 2005. He received $150,000 for services as Chairman during the transition period. In addition he receives the compensation and benefits provided by the Officer Severance Agreement he entered into with the Company in November 2003 (described above), including two times “Annual Compensation” (base annual salary plus an annual target bonus equal to $1,072,500) paid in substantially equal installments over the two-year period following his termination of employment unless Mr. Lunger becomes employed by another employer while receiving severance from Millipore, in which case his total severance amount will be reduced; continued vesting of stock options during the two-year period following the termination of his employment; and continued coverage in the Company’s standard group employee insurance plans.

Certain Relationships and Related Transactions

During 2004, Merck & Co., Inc. purchased an aggregate of $10.8 million of products from Millipore and its subsidiaries. Dr. Edward M. Scolnick, a Director of Millipore since December 2001, was, until December 2002, Executive Vice President, Science & Technology, Merck & Co., Inc. and President of Merck Research Laboratories. Dr. Scolnick resigned from Merck Research Laboratories in September 2004. The relationship between Millipore and Merck & Co., Inc. predates by many years Dr. Scolnick’s election as a Director. Melvin D. Booth, a Director of Millipore since June 2004, was President and Chief Operating Office of MedImmune, Inc. prior to joining Millipore. During 2004, MedImmune purchased an aggregate of $1.7 million of products from Millipore and its subsidiaries. The relationship between Millipore and MedImmune predates Mr. Booth’s election as a Director. These relationships do not affect the “independence” of these directors under applicable regulations of the Securities Exchange Act of 1934, as amended, and the NYSE listing standards applicable to corporate governance.

During 2004, Millipore expended approximately $240,000 for hotel accommodations and business functions at one or more hotels located in close proximity to its wholly-owned subsidiary Millipore SAS in Molsheim, France. These hotels are owned by a brother of Dominique F. Baly, a Vice President of Millipore.

Ownership of Millipore Common Stock

Management Ownership of Millipore Common Stock

The following table sets forth information concerning the number of shares of Millipore Common Stock, $1.00 par value, beneficially owned, directly or indirectly, by each Director or nominee; each of the five most highly compensated executive officers and all directors and executive officers as a group on March 4, 2005. This information is based on information provided by each Director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the Director, nominee or officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount and Nature of Shares Beneficially Owned (1)		% of Class
Kathleen B. Allen	253,834.5		*
Dominique F. Baly	246,607.1		*
Daniel Bellus	13,394.8		*
Robert C. Bishop	24,999.2		*
Melvin D. Booth	5,000		*
Maureen A. Hendricks	26,698.5		*
Mark Hoffman	36,714.1		*
Richard J. Lane	16,602.1		*
Francis J. Lunger (as of March 1, 2005)	618,600.1		1.2
Martin D. Madaus	7,756		*
John F. Reno	30,094.1		*
Jeffrey Rudin	278,664.9		*
Edward M. Scolnick	10,659.7		*
Susan L. N. Vogt	233,693.1		*
Karen E. Welke	5,750		*
All Directors and Executive Officers as a Group (21 persons including those listed above)	2,568,000.8	(2)

*	None of these officers or directors owns as much as 1.0% of Millipore Common Stock.

(1)

Included in the shares listed as beneficially owned are (i) shares subject to stock options under the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors (and the predecessor 1989 Plan), which the following directors have the right to acquire within 60 days of March 4, 2005: Mr. Reno, 16,560 shares; Mr. Hoffman, 18,822 shares; Mrs. Hendricks, 18,822 shares; Dr. Bishop, 18,822 shares; Mr. Lane, 14,298 shares; Dr. Bellus, 12,673 shares; Dr. Scolnick, 9,774 shares; Ms. Welke, 5,750 shares; and Mr. Booth, 5,000 shares; (ii) shares subject to stock options under the Millipore Corporation 1999 Stock Incentive Plan (and the predecessor 1995 and 1985 Combined Stock Option Plans) which the following executive officers have the right to acquire within 60 days of March 4, 2005: Mr. Lunger, 601,470 shares; Ms. Allen, 245,218 shares; Ms. Vogt, 226,410 shares; Mr. Baly, 218,858 shares; and Mr. Rudin, 268,528 shares. Mr. Lunger’s employment with the Company terminated on March 1, 2005. Included in the shares listed as beneficially owned are deferred compensation phantom stock units (“Purchased Units”) credited to the accounts of the following directors: Dr. Bellus, 721.80 units; Dr. Bishop, 4,677.17 units; Mrs. Hendricks, 6,376.46 units; Mr. Hoffman, 2,887.8 units; Mr. Lane, 2,304.05 units; Mr. Reno, 9,010.11 units and Dr. Scolnick, 885.67 units. Prior to June 2002 directors could elect to defer all or any portion of their fees into Purchased Units (based upon 100% of the fair market value of Millipore Common Stock on the conversion dates specified in the agreements as well as purchased units equivalent to dividends declared on Millipore stock prior to June 2002). Purchased Units are payable only in cash upon the Director’s retirement or earlier termination of service from the Board of Directors or in the event of a merger, consolidation, statutory share exchange, sale of assets or other corporate transaction. The Board of Directors voted to discontinue the deferral of directors’ fees into Purchased Units in June 2002. Also included are 568.13 deferred compensation phantom stock units credited to the account of Mr. Lunger under the Company’s non-qualified Supplemental Plan (see “Pension Plans,” p. 24) and acquisitions by Ms. Vogt and Messrs. Baly and Rudin of 97.83 shares, 590.2 shares, and 470.84 shares, respectively under the Company’s 1995 Employees’ Stock Purchase Plan, as amended (the “Stock Purchase Plan”) during the plan quarters ending February 2004 through February 2005. All regular employees, including executive officers (approximately 2,870 employees in 2004) are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan provides for a series of annual offerings, commencing on June 1st (“Offering Date”), and permits eligible participants to purchase shares of Millipore Common Stock by means of payroll deduction at the lower of 85% of the Fair Market Value on the Offering Date or 85% of the Fair Market Value on the last day of August, November, February and May (“Alternate Offering Dates”). The Stock Purchase Plan provides for certain limitations on the maximum amount of payroll deductions to purchase shares and the maximum number of shares that can be purchased by any participant during an Offering Period. It is intended that the Stock Purchase Plan constitutes an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986. At its meeting on December 1, 2004, the Board of Directors voted to terminate the Stock Purchase Plan effective immediately following purchases of stock made for the plan quarter ending February 28, 2005.

(2)	Includes 2,418,176 shares subject to acquisition by Directors and Officers within 60 days of March 4, 2005 through the exercise of stock options. The foregoing aggregate figure represents approximately 5.3% of the issued and outstanding stock on that date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Millipore’s Directors and Officers and persons who own more than 10 percent of Millipore’s Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Millipore Common Stock. Millipore is required to disclose in its proxy statement any failure to file these reports by the required due dates. All of these filing requirements were satisfied. Millipore has relied solely on written representations of its Directors and Officers and copies of the reports they have filed with the Securities and Exchange Commission.

Other Principal Holders of Millipore Common Stock

As of March 4, 2005 the following persons are believed by Millipore to be the beneficial owners of more than 5% of Millipore Common Stock, Millipore’s only class of voting securities.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
PRIMECAP Management Company	6,467,159	(1)	13.04%
225 South Lake Avenue, Ste. 400
Pasadena, CA 91101

FIDELITY MANAGEMENT & RESEARCH CO.	5,525,088	(2)	11.11%
82 Devonshire Street
Boston, MA 02109

MASSACHUSETTS FINANCIAL SERVICES COMPANY	3,229,380	(3)	6.49%
500 Boylston Street – 15th Floor
Boston, MA 02116

(1)	Of the shares reported as beneficially owned by PRIMECAP Management, a registered investment company, it has sole power to vote or direct the vote of 1,418,909 of such shares and sole power to dispose of or to direct the disposition of all of such shares. Of the total number of shares reported by PRIMECAP MANAGEMENT, VANGUARD CHESTER FUNDS, of Valley Forge, PA reports as beneficially owned, 2,820,000 shares over which it has sole voting power.

(2)	Of the shares reported as beneficially owned by FIDELITY MANAGEMENT & RESEARCH CO., including certain of its wholly-owned subsidiaries, it has sole power to vote or to direct the vote of 288,318 of such shares, and sole power to dispose of or to direct the disposition of all of such shares.

(3)	Of the shares reported as beneficially owned by MASSACHUSETTS FINANCIAL SERVICES COMPANY, a registered investment adviser, it has sole voting power with respect to 3,138,720 of such shares and sole dispositive power with respect to all of such shares.

The foregoing is based upon information received from the above beneficial owners as well as Schedule 13G reports filed with the Securities and Exchange Commission.

ADOPTION OF AMENDMENTS TO THE

MILLIPORE CORPORATION 1999 STOCK INCENTIVE PLAN

Millipore has long believed that it is in the best interests of its shareholders to adopt incentive compensation programs which align key employees’ interests with those of shareholders and which also help attract and retain employees and others who are in a position to make substantial contributions to the successful conduct of Millipore’s business and affairs. To this end, Millipore has maintained in effect the 1999 Stock Incentive Plan (the “1999 Plan”) whereby these goals are achieved by awarding stock options and restricted stock as incentive compensation.

As of February 3, 2005, a large portion of the shares reserved for issuance under the 1999 Plan had been depleted. In order to continue the Company’s equity incentive program, the Board of Directors, at its February 2005 meeting, approved an amendment to the 1999 Plan to increase the shares available for issuance under the 1999 Plan by an additional 1,650,000 shares (after eliminating the ability to issue shares under the 1999 Plan that had been cancelled under prior stock option plans) subject to shareholder approval at the 2005 Annual Meeting. If the amendment is approved by the shareholders, a maximum of 11,202,458 shares will be reserved for issuance under the 1999 Plan. Options granted or shares of Restricted Stock (as defined in the 1999 Plan) awarded prior to this amendment will continue to be governed by the terms of the 1999 Plan.

The following is a brief description of certain material features of the 1999 Plan as proposed to be amended, the full text of which appears as Appendix “B” to this proxy statement, and the following summary is qualified in its entirety by reference to Appendix “B”.

Description of the 1999 Plan

The purpose of the 1999 Plan is to advance the interests of the Company and its subsidiaries by enhancing the Company’s ability to (i) attract and retain key employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons or entities for such contributions, and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of Millipore common stock.

The amendment to the 1999 Plan will become effective on the date of its approval by stockholders and awards may be made under the 1999 Plan until April 22, 2009, when the 1999 Plan will terminate. The maximum number of shares available for issuance under the 1999 Plan is 11,202,458, of which 1,650,000 represent new shares (after eliminating the ability to issue shares under the 1999 Plan that had been cancelled under prior stock option plans) for which approval is being sought at the 2005 Annual Meeting. The amendment to the 1999 Plan expands the types of awards that the Company may grant under the 1999 Plan to include, in addition to stock options and restricted stock, stock appreciation rights (“SARs”) and stock units (including restricted stock units). The Company may condition the grant or vesting of awards on the satisfaction of performance conditions. Each Share issued upon the exercise or disposition of a stock option or settled with respect to a cash-based SAR granted under the 1999 Plan or issued with respect to any other type of award granted prior to April 26, 2005 shall reduce the number of shares available for delivery under the 1999 Plan by One (1). Each share issued under any award not described in the immediately preceding sentence shall reduce the number of shares available for delivery under the 1999 Plan by one and nine-tenths (1.9).

Shares delivered under the 1999 Plan will be authorized but unissued shares of Millipore common stock, treasury shares or shares purchased in the open market or otherwise. If any award is canceled, expires or terminates without the issuance of all shares subject thereto, or is exercised or otherwise settled other than by the delivery of shares, the number of shares subject to such award that were not issued with respect to such award will not be treated as issued under the 1999 Plan and will be available for future awards. Shares of restricted stock forfeited to the Company prior to vesting in accordance with the 1999 Plan and the terms of the particular award shall be available again for awards under the 1999 Plan. Any awards settled in cash will not be counted against the maximum share reserve under the 1999 Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 1999 Plan.

The maximum number of Shares for which Options or SARs may be awarded to any participant in any calendar year under the 1999 Plan shall be 1,000,000. The maximum aggregate number of Shares of Stock subject to other Awards to any participant in any calendar year shall be 1,000,000.

The 1999 Plan is designed to meet the requirements for treating stock options, SARs and other performance-based awards as “performance based compensation” exempt from the deduction limitation of Section 162(m) of the Internal Revenue Code (the “Code”).

Eligibility.    Awards may be made to key employees of the Company and its subsidiaries and other persons or entities (excluding non-employee directors of the Company) who, in the opinion of the Management Development and Compensation Committee (the “Committee”), are in a position to make a significant contribution to the success of the Company or its subsidiaries. In the past, the criteria for selecting employees eligible to receive options to purchase shares and/or Restricted Stock have typically included compensation guidelines as well as subjective factors. There are approximately 4400 employees (including executive officers) who are currently eligible to participate in the 1999 Plan.

Terms and Conditions of Awards

Stock Options.    The 1999 Plan provides for the grant of options to purchase shares of Company common stock that are intended to qualify as incentive stock options (“ISOs”) under the Code, as well as “non-qualified” options which are not intended to so qualify. ISOs may be awarded only to employees. The exercise price of any stock option granted under the 1999 Plan shall be determined by the Committee but may not be less than 100% of the Fair Market Value of Millipore common stock or, if greater, in the case of an original issue of authorized stock, par value. “Fair Market Value” shall mean the closing price of Millipore common stock on the New York Stock Exchange on the day prior to the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange was closed on the day prior to the date of grant, the next preceding day on which it was open or, if Millipore common stock is no longer listed on such Exchange, such term shall have the meaning provided by the terms of the 1999 Plan. The Fair Market Value of Millipore common stock on February 28, 2005 was $45.26 per share.

Stock Appreciation Rights.    A stock appreciation right (which we refer to as a SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Millipore common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Millipore common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the Fair Market Value of a share of Millipore common stock on the date of grant. The Committee will determine the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of SARs at any time. Generally, all SARs will terminate after a specified period, not to exceed ten years. SARs may be payable in cash or in shares of Millipore common stock or in a combination of both. The Company has not issued any SARs under any of its currently effective equity compensation plans, and does not currently have any SARs outstanding.

Restricted Stock.    The 1999 Plan permits the grant of awards of Restricted Stock which is an Award consisting of the delivery of shares that are subject to the requirement that they be forfeited or offered for sale to the Company at a specified price if the restrictions or conditions specified with respect to the award are not satisfied. Restricted Stock may be awarded for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. Generally, awards of Restricted Stock are subject to restrictions on transfer and subject to forfeiture unless specified conditions are met, such as continuous service with the Company, achievement of business objectives and achievement of individual, unit or Company goals. Subject to such restrictions, conditions and forfeiture provisions, any recipient of an award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the Restricted Stock received, including the right to vote the shares and to receive dividends thereon.

Stock Units.    An award of stock units provides the participant the right to receive a payment based on the value of a share of Millipore common stock. Stock units may include restricted stock units, which are subject to such restrictions and conditions, including vesting requirements, as the Committee may determine. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee or both. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Millipore common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights. The Company has not issued any stock units under any of its currently effective equity compensation plans, and does not currently have any stock units outstanding.

Vesting and Exercise of Awards

The period within which each option or SAR may be exercised cannot exceed ten years from the date of grant. Options and SARs are exercisable in full or in installments as determined by the Committee. The Committee may accelerate the time at which all or any part of an option or SAR may be exercised. Unless otherwise agreed to by the Committee, or as may otherwise be provided by the 1999 Plan, options and SARs expire ninety days after termination of employment except the 1999 Plan provides automatically for vesting and ability to exercise stock options and SARs previously granted for a fixed period of time after retirement (after a certain age and with certain years of service) from the Company. Payment of the exercise price of any option or SAR must be made in full at the time of exercise. Such payment must be in cash or in such other form as the Committee may approve.

The Committee may accelerate the time at which all or any part of a restricted stock award or stock unit award vests. Unless otherwise agreed to by the Committee, or as may otherwise be provided by the 1999 Plan, unvested restricted stock awards and stock unit awards shall be forfeited, terminate and expire upon termination of employment, except the 1999 Plan provides automatically for vesting of unvested restricted stock unit awards upon retirement (after a certain age and with certain years of service) from the Company. Except as otherwise determined by the Committee, any shares subject to a stock unit award that is vested at the time of an employees termination of employment shall be delivered at the same time as they would have been delivered had the participant remained an employee.

Awards Conditioned on Performance

All awards under the 1999 Plan may be conditioned on performance criteria determined by the Committee. In the case of a Restricted Stock award or a Stock Unit award, the grant or vesting of which is based on performance, that is intended to qualify for the performance-based compensation exception to the deduction limitation under Section 162(m) of the Code, the applicable performance criteria must be established by the Committee, in general, within the first 90 days of the performance period and must consist of objectively determinable measures of performance relating to any or any combination of the following (measured absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographic basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or the avoidance of loss. To the extent consistent with Section 162(m) of the Code, the Committee may provide in the case of any award intended to qualify for the performance-based compensation exception under Section 162(m) that one or more of the performance criteria applicable to the award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period.

Administration of the 1999 Plan

The 1999 Plan is administered by the Committee, the members of which are all “independent directors” for purposes of the New York Stock Exchange listing requirements, “outside directors” within the meaning of Section 162(m) of the Code, and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of the members of the Committee is eligible to participate in the 1999 Plan. Subject to the terms of the 1999 Plan, the Committee has the authority to select recipients of awards, determine the size and type of awards to be made and determine the terms, conditions and limitations on which awards are made, including amendment of the terms and conditions of stock options previously granted. The Committee has the discretionary authority to interpret the 1999 Plan, to prescribe, amend and rescind rules and regulations relating to the 1999 Plan, and to make all other determinations necessary or advisable for the administration of the 1999 Plan. The Committee may delegate to senior officers of the Company who may also be directors of the Company certain duties under the 1999 Plan, except that only the Committee may designate and make grants to employees (i) who are subject to Section 16 of the Exchange Act, or (iii) whose compensation is covered by Section 162(m) of the Code.

General Provisions Applicable to All Awards

No awards made under the 1999 Plan may be assigned, pledged or transferred by a recipient other than by will or by the laws of descent and distribution except that upon such conditions as may be approved by the Board of Directors, employees may gift stock options, other than ISOs, to immediate family members or family trusts.

Special rules apply to awards under the 1999 Plan in the event of a “Change of Control” (as defined in the 1999 Plan). Under the 1999 Plan, immediately prior to a Change of Control or at such earlier time as the Committee may determine, each outstanding stock option and SAR shall become fully vested and immediately exercisable, each outstanding share of restricted stock and each outstanding restricted stock unit shall immediately become free of all restrictions and conditions, and the stock subject to each stock unit shall be immediately delivered to the holder thereof.

In the event of a consolidation, merger or similar transaction or series of transactions in which the Company is not the surviving corporation or in which the Company is acquired, any sale or transfer of all or substantially all of the Company’s assets, or a dissolution or liquidation of the Company, in each case other than any such transaction that qualifies as a Change of Control under the 1999 Plan, the Committee may, by vote of a majority of the members of the Committee who are Incumbent Directors (as defined in the 1999 Plan), make such provision for outstanding awards (including the termination of such awards, the assumption or awards, or the substitution of replacement awards) as it deems appropriate. [See “Executive Termination Agreements” at p. 26.]

The Committee is required to make such adjustments to outstanding awards and to the various share limits set forth in the 1999 Plan as it determines to be appropriate to reflect stock dividends, stock splits and similar events, other than normal cash dividends. The Committee may also make adjustments to reflect material changes in the law or in accounting practices or principles, mergers, consolidations, dispositions or similar corporate transactions, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the 1999 Plan. The Committee may at any time discontinue granting awards under the 1999 Plan. The Board of Directors may at any time and from time to time and in any respect amend, modify or terminate the 1999 Plan. No amendment or modification of the 1999 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Some awards (for example, stock unit awards) may involve “deferred compensation” subject to Section 409A of the Code. To the extent deferred compensation is involved, it is intended that awards under the 1999 Plan will satisfy the requirements of Section 409A of the Code. A post-October 3, 2004 amendment to the 1999 Plan or to an outstanding award shall not be effective without the consent of the holder of the affected award if it would cause any award-related deferred compensation not otherwise subject to Section 409A of the Code to become subject to that Code provision. Also, notwithstanding the general rules applicable to plan amendments, the Committee has the authority under the 1999 Plan, without participant consent, to make amendments to the 1999 Plan needed to avoid disqualification under Section 409A of the Code of any award-related deferred compensation.

Certain Federal Tax Aspects of the 1999 Plan

The following summarizes the federal income tax treatment associated with stock options awarded under the 1999 Plan. The summary is based on the law as in effect on February 1, 2005. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options.    Neither the grant nor the exercise of an ISO results in taxable income for regular income tax purposes. However, the amount by which the fair market value of the shares purchased upon exercise of an ISO exceeds the ISO option price will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO within two years from the date of grant of the ISO or within one year after the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss will be treated for tax purposes as a long-term capital gain or loss and (b) no deduction will be allowed to the Company for federal income tax purposes.

If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”) generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) a corresponding deduction will be available to the Company. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise will eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares of Millipore common stock, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of ISOs or the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for non-qualified stock options, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as non-qualified stock options (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000).

Non-Qualified Stock Options.    A non-qualified stock option (that is, a stock option that does not qualify as an ISO) results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a non-qualified stock option will, at that time, realize taxable compensation equal to the excess, if any, of the then fair market value of the shares over the option price. If the non-qualified stock option was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of a non-qualified option are not subject to a substantial risk of forfeiture.

Section 162(m).    Subject to a number of exceptions and special rules, Section 162(m) of the Code limits to $1,000,000 the deduction that a public corporation may claim for compensation paid in any year to its chief executive officer or any of the other top four executive officers required to be named in the Summary

Compensation Table, ranked by pay. Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit. Stock options awarded under the 1999 Plan are intended to be eligible for this performance-based exception.

Section 409A.    Section 409A of the Code, enacted in late 2004, imposes new rules on nonqualified deferred compensation. Failure to satisfy the new rules results in acceleration of taxability, an additional tax equal to 20% of the deferred amount, and a possible interest charge. The new rules apply, in general, to compensation deferred after December 31, 2004 and to earlier deferrals that vest after December 31, 2004. Under interim guidance issued by the Internal Revenue Service, stock options granted with an option price that is not less than the fair market value of the underlying stock on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options awarded under the 1999 Plan are intended to be eligible for this exception.

Reasons for the Adoption of the Amendments to the 1999 Plan

Management recommends voting in favor of the amendments to the 1999 Plan because the amendments provide a flexible and easily administered means by which the Company may grant equity-based compensation to its employees and others who can make a significant contribution to the Company. A large portion of shares presently available for issuance under the 1999 Plan has been depleted and the amendments to the 1999 Plan will increase the number of shares available for issuance in the form of stock option and restricted stock awards and will provide the Company with additional flexibility in making incentive compensation awards by expanding the types of awards that are available for grant under the 1999 Plan. If the amendments to the 1999 Plan are not approved, there may not be sufficient shares reserved for issuance under the existing plans to permit continued granting of stock options and restricted stock awards. In addition, the goal of aligning management’s interests with those of shareholders will not be achieved, and the Company will be at a significant disadvantage vis-a-vis its competitors and others in attracting and retaining talented and qualified employees.

Further, shareholder approval of the 1999 Plan is necessary in order to insure that compensation issued under the 1999 Plan will continue to be deductible by the Company as provided by Section 162(m) of the Code. In the event that shareholder approval is not obtained, management will consider the vote and the reasons therefor and will determine an appropriate course of action.

A favorable vote by shareholders who hold at least a majority of the shares of Millipore common stock present or represented by proxy at the Annual Meeting and voting thereon is required for the approval of the amendments to the Millipore Corporation 1999 Stock Incentive Plan.

The Board of Directors recommends a vote FOR adoption of the amendments to the Millipore Corporation 1999 Stock Incentive Plan.

New Plan Benefits Table – 1999 Stock Incentive Plan

Future benefits under the 1999 Plan are not currently determinable. The following table sets forth awards made in 2004 under the 1999 Plan to the executive officers listed in the Compensation Table, to all executive officers as a group and to all employees as a group. In 2004 the 1999 Plan provided for the award of shares of Restricted Stock in addition to stock options at the discretion of the Committee. No shares of Restricted Stock were awarded in 2004 to the Executive Officers (see “Management Development and Compensation Committee Report on Executive Compensation at Millipore”).

Name and Position	No. of Shares Underlying Stock Options	Exercise Price of Stock Options ($/share)*
Francis J. Lunger Chairman, President and Chief Executive Officer	145,000	$51.99

Kathleen B. Allen Vice President and Chief Financial Officer	90,000	$50.17

Susan L.N. Vogt Vice President	52,500	$49.97

Dominique F. Baly Vice President	95,000	$50.27

Jeffrey Rudin Vice President and General Counsel	72,500	$50.52

All current executive officers as a group (12 persons), none of whom received awards of Restricted Stock in 2004.	925,000	$50.68

All employees (excluding executive officers as a group (approximately 1680 persons, 565 of whom received more than one Award of stock options in 2004)	1,239,315	$50.47

[*weighted average exercise price/share]

Equity Compensation Plan Benefit Information

The following table shows, as to the Company’s equity compensation plans in effect on December 31, 2004: (i) the number of securities to be issued upon exercise of outstanding stock options under the Millipore Corporation 1999 Stock Incentive Plan and the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors; (ii) the weighted-average exercise price per share of outstanding options under the Millipore Corporation 1999 Stock Incentive Plan and the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors and (iii) the total shares remaining available for future issuance under the Millipore Corporation 1999 Stock Incentive Plan; the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors and the Millipore Corporation Employees Stock Purchase Plan.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))*
Equity compensation Plans approved by Shareholders	7,054,968	$44.0841	3,172,802
Equity compensation Plans not approved by Shareholders	0	0	0

*	Included in the shares listed in column (c) are 836,284 shares available for future issuance under the Millipore Corporation Employees Stock Purchase Plan (the “Stock Purchase Plan”). At its meeting in December 2004, the Board of Directors voted to terminate the Stock Purchase Plan effective immediately following the purchase of shares for the Stock Purchase Plan quarter ending February 2005.

AMENDMENT AND RESTATEMENT OF MILLIPORE CORPORATION BY-LAWS

At its meeting held in February 2005, Millipore Corporation’s Board of Directors adopted Amended and Restated By-Laws (“Amended By-Laws”), a copy of which are attached as Appendix “C.” The Amended By-Laws were adopted to accomplish three objectives: (1) to incorporate changes made necessary when the Massachusetts Business Corporation Act (Mass. Gen. Laws ch. 156D) in effect replaced the Business Corporation law (Mass. Gen. Laws ch. 156B) for Massachusetts corporations, effective July 1, 2004; (2) to streamline and simplify the Company’s prior by-laws in light of the greater flexibility and additional detail of ch. 156D; and (3) to update and/or clarify the Company’s prior by-laws where appropriate. There is no requirement that the shareholders of Millipore formally adopt the Amended By-Laws. This information to shareholders constitutes the notice required by Section 14 of Millipore’s existing by-laws.

The Amended By-Laws include revisions to most sections of the previous by-laws, but most changes are minor. By way of example, the term “stockholder” is replaced with “shareholder”; the office of “Clerk” is replaced with the office of “Secretary”. In addition, Notice of shareholder meetings may be given by mail or through electronic transmission, with shareholder consent. Only a few of the Amended By-Laws include substantive changes from Millipore’s prior by-laws. These changes are summarized briefly below:

1.    Amended By-Laws Section 2.9.    Amended Section 2.9 affords shareholders the right to vote by proxy. The current by-laws (§ 2.10) provide that a written proxy appointment form that contains no expiration date is valid for six (6) months from the date of signature by the shareholder. Amended Section 2.9 enlarges this period of time to eleven (11) months, as required by ch. 156D, Section 7.22.

2.    Amended By-Laws Section 2.10.    Amended Section 2.10 sets forth the procedure pursuant to which shareholders may nominate directors. Section 2.11 of the current by-laws addresses both shareholder nominations of directors and shareholder-proposed business. The Amended By-Laws clarify the nomination procedure, in part, by creating separate and distinct sections for shareholder nominations of directors (Amended § 2.10) and shareholder-proposed business (Amended § 2.11). Amended Section 2.10 provides clear notice requirements for shareholder nominations of directors in both the annual and special meeting contexts. It also eliminates some detail regarding the required content of shareholder notice that otherwise is addressed by Regulation 14A under the Securities and Exchange Act of 1934 (“Exchange Act”), certain requirements of which are incorporated by reference.

3.    Amended By-Laws Section 2.11.    Amended Section 2.11 clarifies and simplifies the current by-law requirements for shareholder-proposed business by (a) separating in a distinct section such requirements from those relating to shareholder nomination of directors, and (b) replacing the detailed requirements contained in Section 2.11 of the current by-laws with certain of the requirements of Rule 14a-8 under the Exchange Act, which are incorporated by reference.

4.    Amended By-Laws Section 3.8.    Consistent with the current by-laws, Amended Section 3.8 states that at any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum. Amended Section 3.8, however, proposes that a smaller number may (a) make certain determinations concerning whether indemnification or related advancement of expenses is permissible in a specific proceeding, and (b) fill a vacancy on the board of directors. These proposed amendments are allowed by Sections 8.55, 8.53, and 8.10 of ch. 156D, respectively.

5.    Amended By-Laws Section 4.5.    Amended Section 4.5, the provision addressing the powers, duties, and office of chief executive officer, departs from the current by-laws in that it explicitly allows the board of directors to appoint a chief executive officer who need not hold another office (thus enabling, for example, the corporation to have different individuals fill the offices of chief executive officer and president).

6.    Amended By-Laws Section 8.2.    Amended Section 8.2 sets forth procedures for establishing a record date (for determining the shareholders having the right to notice of and to vote at a meeting) and closing transfer books. Amended Section 8.2 allows the board of directors to fix a record date no more than seventy (70) days in advance of the meeting in question. The current by-laws, by contrast, allow for the establishment of a record date no more than sixty (60) days in advance of the relevant meeting. This change is consistent with ch. 156D, Section 7.07.

7.    Amended By-Laws Section 9.    Amended Section 9 addresses indemnification of officers and directors. The proposed modification presents a provision that is more clear and concise than Section 9 of the current by-laws, eliminating unnecessary detail, and calling for indemnification to the maximum extent permitted under Massachusetts law. This streamlined provision is made possible, in large part, because the Massachusetts Business Corporation Act (ch. 156D, §§ 8.50 et seq.) provides much more detail on indemnification-related procedures than were contained in the Business Corporation Act. Amended Section 9 also requires advancement of expenses to any person seeking indemnification, upon request (advancement of expenses is discretionary under the current by-laws), and eliminates the current by-laws’ explicit requirement that the indemnified individual agree to repay expenses advanced in the event that it ultimately is determined that he or she was not entitled to indemnification. Chapter 156D, Section 8.53, however, provides this latter requirement.

8.    Amended By-Laws Section 11.    Amended Section 11 identifies the individuals with authority to bind the corporation to contracts and other obligations. To increase the efficiency of business operations, Amended Section 11 expands the list of authorized individuals contained in the current by-laws by adding the chief executive officer and any designee of any listed officer.

ACCOUNTANTS

Since 1970, PricewaterhouseCoopers, L.L.P., or its predecessor independent public accountants, has reported on Millipore’s annual financial statements, based on the recommendation of the Audit and Finance Committee of the Board of Directors. The Audit and Finance Committee has selected PricewaterhouseCoopers, L.L.P as Millipore’s independent public accountants for fiscal 2005 and has also reviewed and approved the scope and nature of the services to be performed for Millipore by that firm. Representatives of PricewaterhouseCoopers, L.L.P. are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate shareholder questions. See “Management and Election of Directors” and “Report of Audit and Finance Committee” for names of those Directors comprising the Audit and Finance Committee.

Millipore’s financial statements for 2004 were examined and reported upon by PricewaterhouseCoopers, L.L.P. In connection with this examination they also reviewed Millipore’s Annual Report, its quarterly financial statements and its filings with the Securities and Exchange Commission, examined and reported upon the financial statements of Millipore’s retirement plans, and provided consultation concerning the financial statement implications of various matters under consideration.

SHAREHOLDER PROPOSALS

The deadline for receipt of shareholder proposals for inclusion in Millipore’s 2006 Proxy Statement is November 19, 2005. To be included, all proposals must be in conformity with the rules of the Securities and Exchange Commission and must be received by Millipore at 290 Concord Road, Billerica, Massachusetts 01821, Attention: Jeffrey Rudin, Secretary, Millipore Corporation, on or before the foregoing date.

The deadline for receipt of timely notice of shareholder proposals for submission to the Millipore 2006 Annual Meeting of Shareholders without inclusion in Millipore’s 2006 Proxy Statement is February 2, 2006. Unless such notice is received by Millipore at 290 Concord Road, Billerica, Massachusetts 01821, Attention: Jeffrey Rudin, Secretary, Millipore Corporation, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders can communicate directly with the Board of Directors by writing to: Board of Directors, Millipore Corporation, 290 Concord Road, Billerica, MA 01821. Communications can also be sent directly to individual directors by addressing letters to their name c/o Board of Directors at the foregoing address. These communications will be reviewed by the Chairman of the Board, who will determine whether or not the communication will be relayed to the Board or the individual director, as appropriate. A Shareholder wishing to communicate only with the non-management members of the Board of Directors can address the communication to: “Independent Directors, c/o Board of Directors” at the address above. These communications will be handled by the Lead Director who presides at meetings of non-management directors.

FORM 10-K ANNUAL REPORT

Shareholders may obtain without charge a copy of Millipore’s Annual Report on Form 10-K for the year ended December 31, 2004 by writing to Geoffrey E. Helliwell, Treasurer, Millipore Corporation, 290 Concord Road, Billerica, Massachusetts 01821.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

Millipore Corporation

March 23, 2005

Appendix “A”

Charter of the Audit and Finance Committee

The charter of the Audit and Finance Committee shall be:

A.	General:

1.	The Committee shall be comprised of at least three members all of whom shall be independent directors. A member shall have no relationship to the Corporation that may interfere with the exercise of his/her independence from management and the Corporation. Director’s fees are the only compensation a Committee member may receive from the Corporation. Committee members may not be an affiliated person of the Corporation or any of its subsidiaries.

2.	All members of the Committee shall, in the opinion of the Board, be financially literate and at least one member shall, in the opinion of the Board, have accounting or related financial management expertise. A Committee member may not simultaneously serve on the audit committee of more than three public companies.

3.	The independent auditor for the company shall report directly to and be ultimately accountable to the Committee. The Committee shall have the sole authority and responsibility to select, oversee, evaluate, compensate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

4.	The Committee shall determine policy with respect to the retention of the Corporation’s independent auditor for the performance of non-audit professional services in order to assure that the independence of such auditor will not be impaired by any such engagement. The Committee must approve, in advance, any significant non-audit engagement. In this regard the Committee shall be responsible for ensuring that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the company and that the Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

5.	The Committee shall oversee (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditors;

6.	The Committee shall evaluate its own performance annually.

7.	The Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

8.	The Committee shall be appropriately funded by the Corporation so as to be able to carry out its duties under this Charter.

9.	The Committee shall establish compliant procedures as required by Exchange Act Rule 10A-3(b)(3).

B.	Audit Functions:

1.	To report to the Board the annual selection of the independent auditor of the Corporation.

2.	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the company. This evaluation shall include a review of the performance of the lead partner on the account.

Before the commencement of the annual examination, discuss in general terms the scope of the examination and the anticipated fees in connection therewith.

Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Also discuss the independent auditor’s “management letter” and/or recommendations with respect to internal controls. Review with the independent auditor any audit problems or difficulties and management’s response. Resolve any disagreements between management and the independent auditor regarding financial reporting.

Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements.

Discuss guidelines and policies appropriate to (1) earnings press releases and (2) financial information and earnings guidance provided to analysts and rating agencies.

As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

Discuss with management its policies with respect to risk assessment and risk management.

Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

Set clear hiring policies for employees or former employees of the independent auditors.

At such times as it deems appropriate, discuss the quality and depth of staffing in the financial and accounting departments and recent and prospective opinions of the accounting principles board and their impact on the Corporation’s financial statements.

Report regularly to the Board of Directors.

3.	To review with the appropriate officers of the Corporation and the independent auditor the Annual Report on Form 10-K and proxy, as well as the Annual Report to Shareholders.

4.	To review with the appropriate officers of the Corporation and the internal auditors the duties and responsibilities of the internal auditing function and approve the plan for the internal audit of the operational procedures of the Corporation.

5.	To review with the appropriate officers, the Corporation’s policy regarding business ethics and the procedures being used to audit its conformity, as well as review the Corporation’s policy and procedures to ensure compliance with law.

6.	The Committee shall issue the report that SEC rules require be included in the annual proxy statement.

C.	Finance Functions:

1.	To review the financial condition of the Corporation so as to be aware of its total financial strategies, resources, strengths, capabilities and staffing.

2.	To review the Corporation’s long-range and short-term cash flow and financial strategies and plans.

3.	To review and make recommendations to the Board with respect to management proposals concerning long and short-term debt financing, acquisitions, investments, dividend actions, plans and programs involving the purchase or redemption of the Corporation’s securities and capital expenditures of a major nature.

Appendix “B”

MILLIPORE CORPORATION

1999 STOCK INCENTIVE PLAN

Amended and Restated April 27, 2005

1.    PURPOSE; HISTORY

The purpose of this 1999 Stock Incentive Plan (as from time to time amended, the “Plan”) is to advance the interests of Millipore Corporation (the “Company”) and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares (“Shares”) of the Company’s common stock (“Stock”). The Plan as set forth herein was most recently amended and restated April 27, 2005.

The Plan is intended to accomplish these goals by enabling the Company to grant Stock-based and other incentive awards (“Awards”), including Stock options (“Options”), Stock appreciation rights (“SARs”), restricted Stock (“Restricted Stock”), and Stock units (“Stock Units”), all as more fully described below.

2.    ADMINISTRATION

The Plan will be administered by the Management Development and Compensation Committee of the Board of Directors of the Company (the “Board”) or by such other committee of the Board as the Board may designate (the Management Development and Compensation Committee or such other committee being herein referred to as the “Committee”). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive discretionary power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee will exercise its discretion consistent with qualifying the Award for that exception. All determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 11 or to amend or terminate the Plan under Section 16.

3.    EFFECTIVE DATE AND TERM OF PLAN

The Plan as originally adopted became effective on April 22, 1999, the date on which it was approved by the shareholders of the Company. The Plan will terminate on April 22, 2009, subject to earlier termination by the Board pursuant to Section 16. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

4.    SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 11 below, the following Share maximums shall apply in administering the Plan:

(i) The maximum aggregate number of Shares that may be delivered under the Plan shall be 11,202,458.(1)

(ii) The maximum number of Shares for which Options or SARs may be granted to any Participant (as defined in Section 5 below) in any calendar year under the Plan shall be, in the case of each such type of Award, 1,000,000.

(iii) The maximum number of Shares subject to other Awards granted in any calendar year to any Participant under the Plan shall be 1,000,000.

(iv) Each Share issued upon the exercise or disposition of an Option or settled with respect to a cash-based SAR granted under the Plan or issued with respect to any other type of Award granted prior to April 26, 2005 shall reduce the number of Shares available for delivery under the Plan by one (1). Each Share issued under any Award not described in the immediately preceding sentence shall reduce the number of Shares available for delivery under the Plan by one and nine-tenths (1.9).

If any Award is canceled, expires or terminates without the issuance of all Shares subject thereto, or is exercised or otherwise settled other than by the delivery of Shares, the number of Shares subject to such Award that were not issued with respect to such Award will not be treated as issued hereunder for purposes of reducing the aggregate number of shares available (as determined under (i) and (iv) above) and will be available for future Awards. Shares of Restricted Stock forfeited to the Company prior to vesting in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan.

Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

5.    ELIGIBILITY AND PARTICIPATION

Those eligible to receive Awards under the Plan (“Participants”) will be key persons in the employ of the Company or any of its subsidiaries (“Employees”) and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, except that non-Employee directors of the Company or a subsidiary of the Company are not eligible to participate in this Plan. A “subsidiary” for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.    DELEGATION OF AUTHORITY

The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to

(1)	This number includes 1,650,000 Shares, the addition of which to the aggregate total is subject to approval by the shareholders of the Company at the 2005 annual meeting of shareholders. This number takes into account the elimination of the ability to issue shares under the Plan that had been cancelled under prior stock option plans.

such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Participants (i) who are subject to Section 16 of the Exchange Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Code.

7.    OPTIONS AND SARS

a.    Nature of Options.    An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both “incentive stock options,” as defined in Section 422 of the Code (referred to herein as an “ISO”) and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

b.    Nature of SARs.    A SAR is an Award that entitles a Participant to receive a payment (in stock or cash) equal to the Fair Market Value of the SAR at the exercise date minus the exercise price at the time of grant.

c.    Exercise Price.    The exercise price of each Option or SAR shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share at the time of grant; provided, that, in no case shall the exercise price of an Option or SAR be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, “Fair Market Value” shall mean, except as provided below, the closing price of a Share of Stock as reported on the New York Stock Exchange on the day prior to the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange was closed on the day prior to the date of grant, the next preceding day on which it was open or, if the Shares are no longer listed on such Exchange, such term shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs (whether or not the Award in question is an ISO).

d.    Duration of Options and SARs.    In no case shall an Option or SAR be exercisable more than ten years from the date the Option or SAR was granted.

e.    Exercise of Options and Conditions.    Options or SARs will become exercisable at such time or times, and on and subject to such conditions (including performance conditions), as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option or SAR may be exercised, regardless of whether such acceleration results in unanticipated tax consequences for the holder of the Award.

f.    Payment for and Delivery of Stock.    Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may approve, including, without limitation, delivery of Shares.

8.    RESTRICTED STOCK AND STOCK UNITS

Restricted Stock is an Award consisting of the delivery of Shares that are subject to the requirement that they be forfeited or offered for sale to the Company at a specified price (“forfeited”) if the restrictions or conditions specified with respect to the Award are not satisfied (“vesting conditions”). Restricted Stock may be awarded for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee.

A Stock Unit is an unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock, or cash measured by the value of Stock, in the future. A Stock Unit as to which the right to receive Stock or cash in the future is subject to vesting conditions is referred to herein as a “Restricted Stock Unit.”

The vesting conditions or other conditions applicable to a Restricted Stock Award or a Stock Unit Award (including a Restricted Stock Unit Award) shall be determined by the Committee in its discretion. The Committee may condition the grant or vesting of a Restricted Stock Award or a Stock Unit Award (including a Restricted Stock Unit Award) on the satisfaction of performance conditions (“Performance Criteria”), each such Award being herein referred to as a “Performance Award.” No Performance Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code shall be granted or shall vest, as the case may be, unless the applicable Performance Criteria (i) are pre-established by the Committee in writing no later than 90 days after the commencement of the period to which the performance condition relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code), and (ii) consist of an objectively determinable measure of performance relating to any or any combination of the following (measured absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographic basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

9.    TRANSFERS AND TERMINATIONS

a. No Award (other than an Award in the form of an outright transfer of Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Option or SAR will be exercisable only by the Participant or, in the event of a Participant’s incapacity, his or her guardian or legal representative. Notwithstanding the foregoing, with the approval of the Board of Directors (and upon such terms and conditions imposed by the Board) Participants may gift Options (other than ISOs) to immediate family members or family trusts.

b. Except as otherwise determined by the Committee, the following rules shall apply upon the termination of a Participant’s employment or other service relationship with the Company and its subsidiaries:

(i) In the case of an employee Participant, the portion of any Option or SAR granted to the Participant under the Plan that was not exercisable at the time of termination shall, except as otherwise provided at (ii) below or in Section 15, immediately terminate and the balance of the Option or SAR, if any, shall remain exercisable for the shorter of (i) the 90-day period (or such longer period as provided in Section 15) following termination of employment, and (ii) the number of days for which the Option or SAR would have remained exercisable had the Participant’s employment not terminated; provided, that if the Participant’s employment is terminated for “cause” (as determined by the Committee), all portions of any Options or SARs then held by the Participant shall terminate immediately. Notwithstanding the foregoing, if the Committee so determines in connection with any Option or SAR, special post-termination exercise rules will apply if the Participant’s employment terminates by reason of “Retirement” (as hereinafter defined). In any such case, each Option and SAR held by the Participant immediately prior to such retirement or other termination shall become exercisable, and to the extent exercisable shall remain exercisable, for the duration of the special post-termination period specified by the Committee (the “Special Exercise Period”), on the same basis as would have applied had the Participant remained an employee. The Special Exercise Period will begin on the date of termination of employment and end on the date, if any, specified by the Committee, but in no event later than the earlier of (A) the date the Option or SAR would have expired had the Participant actually remained an employee of the Company, or (B) the fifth anniversary of the date of termination of employment. For purposes of the foregoing, “Retirement” means any of (i) retirement at normal retirement age (as defined in the Company’s Retirement Plan), or (ii) any earlier termination by the Participant with the consent of the Company. A Special Exercise Period shall automatically apply, without Committee approval, in the case of the termination of employment after attainment of age 62 and completion of at least ten (10) years of Service (as defined in the Company’s Retirement Plan), which Special Exercise Period shall end on the earlier of (A) the date the Option or SAR would have expired had the Participant actually remained an employee of the Company, or (B) the fifth anniversary of the date of termination of employment. Any question whether or when a Participant has retired or terminated his employment with the consent of the Company shall be determined by the Committee, and its determination shall be final. Notwithstanding any other provision contained in this Plan, the Company shall have the right, but shall not be required, to repurchase from any employee who terminates his employment without the consent and approval of the Company, within six months of the exercise of any Option or SAR, the shares of the Company’s Stock so purchased or acquired by said employee at their original (or exercise) price, provided that such repurchase right may not be exercised by the Company in connection with or following the occurrence of a Change of Control.

(ii)    In the case of an employee Participant, except as otherwise determined by the Committee, (A) each unvested Award (other than an Award of Options or SARs) held by the Participant immediately prior to termination of employment shall (I) in the case of Restricted Stock, be immediately forfeited, and (II) in the case of any Restricted Stock Unit, immediately terminate and expire, and (B) the Shares subject to each Stock Unit Award that is then vested shall be delivered at the same time as they would have been delivered had the Participants remained an employee; provided, that if the Participant’s employment with the Company terminates after such the Participant has attained age 62 and completed ten (10) years of Service (as defined in the Company’s Retirement Plan), any Restricted Stock Unit previously granted to him under the Plan shall become free of any and all restrictions. Notwithstanding the foregoing, if the Participant’s employment is terminated for “cause” (as determined by the Committee), all Restricted Stock and all Stock Units shall immediately be forfeited, expire and terminate.

(iii)    In the case of a non-employee Participant, the treatment of Awards held by the Participant upon termination of his or her service relationship with the Company and its subsidiaries shall be as set forth in the applicable Award documentation.

No Award nor any provision of the Plan shall confer upon any Participant any right to continue in the Company’s employ or limit in any way the Company’s right to terminate the Participant’s employment or other service relationship at any time. In no event shall the loss of profit or potential profit in any award constitute an element of damages in the event of termination of the employment relationship of the participant, even if the termination is in violation of an obligation of the Company or any of its subsidiaries.

10.    DEATH OF PARTICIPANT

Except as otherwise provided in Section 15 and except as the Committee may otherwise determine, should a Participant die while in the employ of the Company (or a subsidiary) or within a Special Exercise Period (if applicable), the following rules shall apply: (a) if death occurs during employment, each Option and SAR, to the extent exercisable immediately prior to death, shall be exercisable by the Participant’s estate or by the person or persons designated in the Participant’s last will and testament until the earlier of (i) the first anniversary of death (or such earlier date as the Committee may establish at the time of the grant) and (ii) the date on which the Option would have expired had the Participant remained in the employ of the Company, and the balance, if any, of such Options and SARs shall immediately expire, and (b) if death occurs during a Special Exercise Period, if applicable, each Option and SAR will remain exercisable during the remainder of such period to the extent it would have been exercisable had the employee lived.

11.    ADJUSTMENTS

a. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company’s capitalization, or other distribution to common shareholders other than normal cash dividends, after the effective date of the Plan, the Committee will make such adjustments as it determines are appropriate to the aggregate and other limits specified under Section 4 above.

b. In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

12.    RIGHTS AS A SHAREHOLDER

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares.

13.    CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company’s counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

14.    TAX WITHHOLDING

The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant’s paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability (but not in excess of the minimum withholding required by law) by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

15.    CHANGE OF CONTROL

a. For purposes of this Plan, “Change of Control” shall mean the occurrence of any one of the following events:

(1) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (1) shall not be deemed to be a Change of Control if such event results from any of the following: (i) the acquisition of Company Voting Securities by the Company or any of its subsidiaries, (ii) the acquisition of Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iii) the acquisition of Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (3) below);

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be an Incumbent Director;

(3) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (i) the Company or (ii) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (ii), Company Voting Securities are issued or issuable (any event described in the immediately preceding clauses (i) or (ii), a “Reorganization”) or (iii) the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company in such Sale (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (a) if any person becomes the beneficial owner of 30% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change of Control; provided, however, that if such person subsequently becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then be deemed to occur, and (b) if the vesting, acceleration or delivery of cash or Share hereunder following a Change of Control (as defined above) would be required to comply with the limitations of Section 409(a)(2)(a)(v) of the Code and the guidance thereunder to avoid an additional tax under Section 409A of the Code, such vesting, acceleration or delivery of shares shall proceed only if such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets, described in IRS Notice 2005-1 or any successor guidance.

b. Immediately prior to a Change of Control or at such earlier time as the Committee may determine to effectuate the purposes of the Plan, each outstanding Option and SAR shall become fully vested and immediately exercisable, each outstanding share of Restricted Stock and each outstanding Restricted Stock Unit shall immediately become free of all restrictions and conditions, and the Stock subject to each Stock Unit shall be immediately delivered to the holder thereof. In addition, with respect to Options and SARs the

Committee may provide for any of the following actions (or such other actions it deems appropriate) in its sole discretion:

(i) each holder of an outstanding Option or SAR shall be given (A) written notice of the occurrence of the Change of Control at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option or SAR in full, provided that upon the occurrence of the Change of Control all Options and SARs, to the extent not so exercised, shall automatically terminate; or

(ii) each holder of an outstanding Option or SAR shall, upon the Change of Control, become entitled to receive a cash lump sum payment in an amount equal to the product of (A) the excess, if any, of (i) the amount of consideration per Share received by the holders of Stock in the Change of Control over (ii) the exercise price per Share under such Option or SAR multiplied by (B) the number of Shares subject to such Option or SAR, and such Option or SAR shall be canceled upon the Change of Control; or

(iii) either the Surviving Entity or the Parent Entity, as the case may be (the “New Grantor”) shall provide to each holder of an outstanding Option or SAR, upon the Change of Control, in exchange for the cancellation of such Option or SAR, a substitute or replacement option or stock appreciation right in respect of the common stock of such New Grantor (the “New Option”), with appropriate adjustments to the exercise price and number of shares of New Grantor common stock issuable upon the exercise of the New Option as deemed appropriate by the Committee (and which, in the case of ISOs, are necessary to ensure that the New Option also qualifies as an ISO). The New Option (i) shall be fully vested and immediately exercisable, (ii) shall, in the event the employment with the Company or the New Grantor (and its or their subsidiaries and affiliates) of the holder of such New Option is terminated during the two-year period immediately following the Change of Control, remain exercisable for the remainder of the originally scheduled term of the original Option or SAR and (iii) shall otherwise be subject to the same terms and conditions as were applicable to the original Option or SAR, except as may otherwise be agreed by the Committee prior to the Change of Control.

c. In the event of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company, in each case other than any such transaction that constitutes a Change of Control, the Committee may, by vote of a majority of the members of the Committee who are Incumbent Directors, make such provision for outstanding Awards (including the termination of such Awards, the assumption or Awards, or the substitution of replacement awards) as it deems appropriate.

16.    AMENDMENTS AND TERMINATION

The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 11 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant’s consent (or that of the Participant’s permitted transferee in the case of an Award that has been transferred in accordance with the terms of this Plan and the applicable Award) except as such modification is provided for or contemplated in the terms of the Award. Notwithstanding the preceding sentence, the Committee will not reprice any stock option (whether by modification of the exercise price, replacement, or cancellation and regrant) without shareholder approval.

The Board may amend, suspend or terminate the Plan except that no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act.

17.    PRIOR PLANS

This Plan is intended to replace the Millipore Corporation 1995 Combined Stock Option Plan, as amended and the 1995 Long Term Restricted Stock (Incentive) Plan for Senior Management (collectively the “Prior Plans”), which Prior Plans were automatically terminated and replaced and superseded by this Plan on the date on which this Plan initially became effective, except that any option or restricted stock granted under the Prior Plans shall remain in effect pursuant to their terms.

18.    MISCELLANEOUS

This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof.

It is intended that Awards under the Plan shall either (a) qualify as compensatory arrangements that do not constitute “deferred compensation” subject to Section 409A of the Code, or (b) satisfy the requirements of Section 409A of the Code. The Plan and all Awards hereunder shall be construed accordingly. Without limiting the generality of the foregoing, (i) no amendment of the Plan or of any Award under the Plan made after October 3, 2004 shall, without the consent of the affected Participant, be effective to the extent it would cause any Award-related “deferred compensation” that would not otherwise be subject to Section 409A of the Code to be subject to Section 409A of the Code, and (ii) any provision of the Plan that could cause Award-related “deferred compensation” subject to Section 409A of the Code to fail to satisfy the provisions thereof may be amended by the Committee to the extent necessary to avoid such disqualification, without regard to the limitations of Section 11.

Appendix “C”

AMENDED AND RESTATED BY-LAWS

of

MILLIPORE CORPORATION

Section 1.    ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the corporation and of its board of directors and shareholders, or of any class of shareholders if the corporation has more than one class of shares, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

Section 2.    SHAREHOLDERS

2.1.    Annual Meeting.    The annual meeting of shareholders shall be held at such date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the president or by the board of directors.

2.2.    Special Meetings.    A special meeting of the shareholders may be called at any time by the president or by the board of directors. A special meeting of the shareholders shall also be called by the secretary, an assistant secretary or an officer designated by the board of directors upon written demand, in accordance with applicable law, of the holders of 40% or more of all the votes entitled to be cast on any issue to be considered at the proposed special meeting, subject to any applicable requirements of Sections 2.10 and 2.11 of these By-Laws. In the case of any special meeting called upon the written demands of shareholders, such meeting shall be scheduled not less than 60 days nor more than 90 days after the date on which the secretary has received sufficient demand to require that such meeting be called and written notice thereof shall be given in accordance with the requirements of Section 2.4 of these By-Laws within 30 days of receipt of such demands. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.3.    Place of Meetings.    All meetings of the shareholders shall be held at the principal office of the corporation in Massachusetts or at such other place within the United States as shall be fixed by the president or the board of directors.

2.4.    Notice of Meetings.    A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given no fewer than seven nor more than sixty days before the meeting to each shareholder entitled to vote at such meeting and to each shareholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to notice, by deposit in the United States mail, postage prepaid, and addressed to such shareholder at the shareholder’s address as it appears in the records of the corporation, or by electronic transmission directed to such shareholder in such manner as the shareholder shall have specified to the corporation, including by facsimile transmission, electronic mail or posting on an electronic network. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the board of directors. Whenever notice of a meeting is required to be given to a shareholder under applicable law, the Articles of Organization or these By-Laws, a written waiver thereof, executed before or after the meeting by such shareholder and filed with the records of the meeting, shall be deemed equivalent to such notice. In addition, any shareholder who attends the meeting (a) without objecting, at the beginning of the meeting or promptly upon the shareholder’s arrival, to holding the meeting or transacting business at the meeting waives objection to lack of notice or defective notice of the meeting, and (b) without objecting to the consideration of a particular matter when it is presented waives objection that the matter is not within the purpose or purposes described in the meeting notice.

2.5.    Quorum of Shareholders.    Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, at any meeting of shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum with respect to that voting group for action on that matter. Stock owned directly or indirectly by the corporation, other than in a fiduciary capacity, shall not be deemed votes entitled to be cast on a matter. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.6.    Action by Vote.    With respect to each voting group, when a quorum is present at any meeting with respect to a matter, a plurality of the votes properly cast for election of a director shall effect such election and, upon any matter other than an election of a director, votes properly cast in the voting group favoring the matter exceeding the votes properly cast in the voting group opposing the matter shall constitute favorable action on the matter, except when a larger vote is required by law, by the Articles of Organization, by these By-Laws or when the board of directors requires a larger aggregate number of affirmative votes upon such matter.

2.7.    Voting.    Shareholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Absent special circumstances, the corporation, except in a fiduciary capacity, shall not, directly or indirectly, vote any share of its own stock.

2.8.    Action by Consent.    Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote at a meeting.

2.9.    Proxies.    Shareholders entitled to vote may vote either in person or by proxy. Unless otherwise provided in the appointment form or by applicable law, an appointment is valid for a period of eleven months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent authorized to tabulate votes. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders of the proxies to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

2.10.    Shareholder Nominations of Directors.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting. Nominations of persons for election as directors may be made by or at the direction of the board of directors

(including through a committee delegated such function), or by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the chairman of the board, if any, the president or the secretary. To be timely with respect to nominations for election at an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation the earlier of: (a) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that this subsection (a) shall not apply if (i) there was no annual meeting in the prior year or (ii) the date of the current year’s annual meeting is more than 30 days from the anniversary date of the prior year’s annual meeting; or (b) 60 days prior to the annual meeting; provided, however, that (except as to an annual meeting held on the same date as the last annual meeting or within 7 days of that date), if less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made. To be timely with respect to nomination for election at a special meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto; and (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by such shareholder.

The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

For purposes of this Section 2.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Consistent with the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

2.11.    Advance Notice of Shareholder-Proposed Business at Annual or Special Meetings.    At an annual meeting or any special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting or any special meeting, business must be (a) specified in the notice with respect to such meeting contemplated by

Section 2.4 of these By-Laws (or any supplement thereto) or (b) otherwise properly brought before the meeting by or at the direction of the board of directors. In addition to any other applicable requirements, for business to be brought properly before an annual meeting or any special meeting by a shareholder, the shareholder must comply with the requirements of Rule 14a-8 under the Exchange Act, or any successor rule thereto, and, pursuant to such rule, have had such business included in the notice with respect to such meeting.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting or any special meeting except in accordance with the procedures set forth in this section, provided, however, that nothing in this section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting or any special meeting in accordance with said procedure.

The chairman of an annual meeting or any special meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this section, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.    BOARD OF DIRECTORS

3.1.    Number.    The corporation shall have not less than three directors, the number of directors to be fixed from time to time by vote of a majority of the directors then in office. The directors shall be divided into three classes, as nearly equal in number as possible, designed “Class I,” “Class II,” and “Class III,” each class to serve until the 1991, 1992 and 1993 annual meeting of stockholders, respectively, and until their successors are elected and qualified. Commencing with the 1991 annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to serve a three-year term. Except as otherwise provided by law, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. No director need be a shareholder.

3.2.    Tenure.    Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, at each annual meeting of shareholders commencing with the 1991 annual meeting successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of shareholders following their election. Each director shall hold office for the term for which he or she was elected and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified.

3.3.    Powers.    Except as reserved to the shareholders by law, by the Articles of Organization or by these By-Laws, the business of the corporation shall be managed by the board of directors, who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the board of directors may, directly or through authority properly delegated to a committee of the board of directors, at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.4.    Committees.    The board of directors may, by vote of a majority of the directors then in office, create committees of the board of directors and delegate to any such committee or committees some or all of the powers of the board of directors except those which by law, by the Articles of Organization or by these By-Laws they are prohibited from delegating. Except as the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its business shall be conducted as nearly as possible as is provided by these By-Laws for the conduct of business by the board of directors.

3.5.    Regular Meetings.    Regular meetings of the board of directors may be held without notice at such places and at such times as the board of directors may from time to time determine; notwithstanding the foregoing, all directors shall be advised from time to time of the regular meeting schedule. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the shareholders at which directors are elected by shareholders.

3.6.    Special Meetings.    Special meetings of the board of directors may be held at any time and at any place designated in the notice of the meeting, when called by the chairman of the board, if any, the president or by two or more directors.

3.7.    Notice.    No notice need be given for a regular or annual meeting of the board of directors. Two days notice shall be given for a special meeting of the board of directors unless waived. Notice of a meeting need not be given to any director if a waiver of notice, signed by such director before or after the meeting, or delivered by means of electronic transmission, is filed with the minutes of the meeting, or to any director who attends the meeting without objection, at the beginning of the meeting or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting or who thereafter votes for or assents to action taken at the meeting. Neither notice of a meeting nor a waiver of notice need specify the purposes of the meeting.

3.8.    Quorum.    At any meeting of the board of directors a majority of the directors then in office shall constitute a quorum, but a smaller number may (a) make a determination pursuant to Section 8.53 or Section 8.55 of chapter 156D of the Massachusetts General Laws that indemnification or advance of expenses is permissible in a specific proceeding, and (b) fill a vacancy on the board of directors by affirmative vote of a majority of all the directors remaining in office pursuant to Section 8.10 of chapter 156D of the Massachusetts General Laws. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.9.    Action by Vote.    When a quorum is present at any meeting, the affirmative vote of a majority of the directors present is the act of the board of directors, except when the vote of a greater number of directors is required by law, by the Articles of Organization or by these By-Laws.

3.10.    Action by Consent.    Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all the directors consent to the action in writing or by means of electronic transmission and the consents are filed with the minutes of the meetings of the board of directors. Such consents shall be treated for all purposes as votes taken at a meeting.

3.11.    Presence Through Communications Equipment.    Unless otherwise provided by law or the Articles of Organization, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

Section 4.    OFFICERS AND AGENTS

4.1.    Enumeration; Qualification.    The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, including without limitation a chairman of the board, one or more grades of vice presidents, assistant treasurers and assistant secretaries as the board of directors from time to time may in their discretion appoint. In addition, the corporation shall have such officers as may be appointed by management in accordance with these By-Laws. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion appoint. Any officer may be, but none need be, a director or shareholder. Any two or more offices may be held by the same person.

4.2.    Powers.    Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers, as well as such duties and powers as are commonly incident to his or her office.

4.3.    Appointment.    The chairman of the board, if any, the president, the treasurer and the secretary shall be appointed annually by the board of directors at its first meeting following the annual meeting of the shareholders. Other officers, if any, may be appointed by the board of directors at such meeting or at any other time.

4.4.    Tenure.    Except as otherwise provided by law or by the Articles of Organization or by these By-Laws, the chairman of the board, if any, the president, the treasurer and the secretary shall hold office until the first meeting of the board of directors following the next annual meeting of the shareholders and until their respective successors are appointed, and each other officer shall hold office until the first meeting of the board of directors following the next annual meeting of the shareholders unless a shorter period shall have been specified by the terms of such officer’s appointment, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.

4.5.    Chief Executive Officer.    Except where the board of directors has appointed a chief executive officer, the chief executive officer of the corporation shall be the president or such other officer as is designated by the board of directors and shall, subject to the control of the board of directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if the corporation does not have a chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

4.6    Chairman of the Board.    The chairman of the board, if any, shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the board of directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

4.7.    President and Vice Presidents.    The president shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the board of directors.

Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to appoint such officer and to prescribe such duties and powers. Unless the board of directors otherwise determines, one vice president shall be designated as the chief financial officer of the corporation and, as such, shall be the chief financial and accounting officer of the corporation and shall have the duties and powers commonly incident thereto.

4.8.    Treasurer and Assistant Treasurers.    Except as the board of directors shall otherwise determine, the treasurer shall have general responsibility for the corporate treasury function and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to appoint such officer and to prescribe such duties and powers.

4.9.    Secretary and Assistant Secretary.    The secretary shall record all proceedings of the shareholders and board of directors in a book or series of books to be kept therefor, which books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the secretary from any meeting of shareholders, an assistant secretary, or in the absence of an assistant secretary, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

Any assistant secretary shall have such other duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to appoint such officer and to prescribe such duties and powers.

Section 5.    RESIGNATIONS AND REMOVALS

A director may resign at any time by delivering a resignation in writing to the board of directors, the chairman of the board or the corporation. An officer may resign at any time by delivering a resignation in writing to the corporation. Each such resignation shall be effective upon receipt unless specified to be effective at some later time. A director (including persons elected by the board of directors to fill vacancies in the board) may be removed from office (a) with cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of such director or (b) with or without cause by the vote of a majority of the directors then in office. The board of directors may remove any officer appointed by them with or without cause by the vote of a majority of the directors then in office. A director may be removed only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. No director or officer resigning, and (except where a right to receive compensation shall be expressly provided for in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless in the case of a resignation, the board of directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 6.    VACANCIES

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board of directors, may be filled by vote of a majority of the directors then in office. If the office of any member of a committee of the board becomes vacant, the board of directors may, by vote of a majority of the directors then in office, elect a successor. The board of directors shall appoint a successor if the office of the president, treasurer or secretary becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and, in the case of the president, treasurer and secretary, until such officer’s successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. The board of directors may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

Section 7.    CAPITAL STOCK

7.1.    Number and Par Value.    The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2.    Fractional Shares.    The corporation shall not issue fractional shares of stock but may issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of such scrip equal, in the aggregate, to a full share, the terms and conditions and manner of issue of such scrip to be fixed by the board of directors.

7.3.    Shares Represented by Certificates and Uncertificated Shares.    The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

7.4.    Loss of Certificates.    In the case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the board of directors may prescribe.

Section 8.    TRANSFER OF SHARES OF STOCK

8.1.    Transfer on Books.    Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

Each shareholder shall have the duty to notify the corporation of such shareholder’s address.

8.2.    Record Date and Closing Transfer Books.    The board of directors may fix in advance a time, which, in the case of any meeting of shareholders, shall be not more than seventy days before the date of such meeting, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive a dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed:

(1) The record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the date immediately preceding the day on which notice is given.

(2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

Section 9.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

This corporation shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, indemnify and upon request advance expenses to any person (including such person’s heirs, executors and administrators) who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or shareholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Section 10.    CORPORATE SEAL

The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word “Massachusetts,” together with the name of the corporation and the year of its organization, cut or engraved thereon.

Section 11.    EXECUTION OF PAPERS

Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the chief executive officer, president, a vice president, the treasurer, or their designees.

Section 12.    MASSACHUSETTS CONTROL SHARE ACQUISITIONS ACT

Until otherwise provided by amendment to the Articles of Organization, by amendment of these By-Laws or by other appropriate corporate action, the provisions of Chapter 110D of the Massachusetts General Laws (the so-called “Control Share Acquisitions Act”) shall not be applicable to acquisitions of shares of stock of the corporation.

Section 13.    FISCAL YEAR

Except as from time to time otherwise determined by the board of directors, the fiscal year of the corporation shall end on December 31 of each calendar year.

Section 14.    AMENDMENTS

Subject to any applicable requirements and restrictions of law, these By-Laws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the shareholders. These By-Laws may also be altered, amended or repealed by the board of directors, by vote of a majority of the directors then in office, except that the board of directors may not amend, alter or repeal any provision hereof which by law, the Articles of Organization or these By-Laws requires the action of the shareholders. No provision of this Section 14 may be amended by the board of directors. In the event of any alteration, amendment or repeal by the board of directors of the provisions of these By-Laws, notice thereof, stating the substance of such change, shall be given to all shareholders of the corporation entitled to vote on amending the By-Laws, not later than the time of giving notice of the meeting of shareholders next following such alteration, amendment or repeal. Any By-Law so altered, amended or repealed by the board of directors may be further altered, amended, repealed or reinstated by the shareholders in the above manner.

MILLIPORE CORPORATION

Annual Meeting of Shareholders April 27, 2005

The undersigned hereby constitutes appoints MARTIN D. MADAUS, KATHLEEN B. ALLEN AND JEFFREY RUDIN and each of them singly, proxies and attorneys of the undersigned with full power of substitution, to vote all shares of Common Stock of Millipore Corporation (“Millipore”) held by the undersigned or in respect of which the undersigned would be entitled to vote or act at the Annual Meeting of Shareholders of Millipore to be held in Billerica, Massachusetts on April 27, 2005 and at any adjournments of said meeting (except as expressly limited on the reverse side) which the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE	SEE REVERSE SIDE

ANNUAL MEETING OF SHAREHOLDERS OF

MILLIPORE

April 27, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided.¯

This proxy is solicited on behalf of the Board of Directors and unless otherwise specified in the boxes provided, this proxy will be voted in FAVOR of all nominees

(Proposal 1), FOR Proposal 2 and in the discretion of the named proxies as to any other matter that may come before the meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:	NOMINEES:	2. Adoption of the Amendments to the Millipore Corporation 1999 Stock Incentive Plan.	☐	☐	☐
☐ FOR ALL NOMINEES	☐ Melvin D. Booth
☐ Maureen P. Hendricks
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Martin D. Madaus

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.